                                   OPTION AGREEMENT

    THIS OPTION AGREEMENT ("Option Agreement") is entered into as of June 29, 1997 by and between CORVAS INTERNATIONAL, INC., a Delaware corporation ("Corvas"), VASCULAR GENOMICS INC., a Delaware corporation ("VGI"), and the Stockholders of VGI listed on Exhibit A (the "Stockholders").

                                       RECITALS

    A. Corvas and VGI are parties to that certain Standstill Agreement dated February 27, 1997 (the "Standstill Agreement"), pursuant to which the parties have negotiated this Option Agreement.

    B. VGI and its Stockholders desire to grant to Corvas, on the terms and conditions of this Option Agreement, an exclusive option to acquire VGI through a tax-deferred Merger pursuant to an Agreement and Plan of Merger and Reorganization in the form of Exhibit B ("Merger Agreement") and for the consideration set forth herein. Except as otherwise defined in this Agreement, each term with the initial letter capitalized shall have the same meaning ascribed to such term in the Merger Agreement or that certain Research and Development Agreement executed contemporaneously herewith ("R&D Agreement").

                                      AGREEMENT

    The parties to this Option Agreement agree as follows:

1.  GRANT OF OPTION AND EXERCISE.

    1.1 GRANT OF OPTION. VGI and each of its Stockholders hereby grants to Corvas an irrevocable and exclusive option (the "Option"), to acquire at any time on or before 5:00 p.m. Pacific Standard Time June 30, 2000 ("Option Expiration Date"), all of the outstanding capital stock of VGI, including any options, warrants, subscriptions or other rights to acquire capital stock through a Merger pursuant to the Merger Agreement and for the consideration set forth in this Option Agreement. Corvas shall have the right to terminate the Option at any time prior to the Option Expiration Date and for any reason upon 30 days' written notice to VGI and each of its Stockholders of its election to terminate the Option. The expiration or valid termination of the Option is referred to as the "Option Termination."

    1.2 OPTION PAYMENTS. In consideration of the grant of the Option, Corvas shall pay each Stockholder of VGI monthly option payments during the term of the Option equal to each Stockholder's proportionate share of VGI Common Stock multiplied by $83,333 ("Option Payments"), or prorated portion thereof, with the first prorated payment

                                          1.

due upon the execution of this Agreement and all remaining payments due on the first day of each calendar month thereafter. Corvas shall pay the Option Payments to the Stockholders' Agent and Stockholders' Agent shall endorse and deposit all of the checks into the bank account maintained by VGI (with each of the Stockholders making a capital contribution to VGI in the amount of such Stockholder's proportionate share of each Option Payment). Pursuant to the Standstill Agreement, Corvas is entitled to a credit of $50,000 against the first Option Payment payable under this Agreement, but Corvas has waived its right to the credit.

    1.3 TERMINATION OF OPTION. The Option may be terminated by VGI only upon the occurrence of one or more of the following events of default, and under no other event or circumstance except with the written consent of Corvas: (i) failure of Corvas to pay any Option Payment when due, provided that Corvas fails to cure such breach within 15 days of written notice from the Stockholders' Agent; (ii) failure of Corvas to spend the research and developments funds received from VGI under the R&D Agreement, less administrative costs, patent preparation, filing, prosecution, enforcement and maintenance costs and license fees paid to the University of California and Beth Israel Hospital, on research and development using the Patent Rights and Improvements, provided that Corvas fails to use reasonable efforts to commence curing such breach within 30 days of written notice from the Stockholders' Agent and/or (iii) [ *** ].

    1.4 MERGER CONSIDERATION. If the Option is exercised, then Corvas shall deliver the following Merger consideration in accordance with the Merger
Agreement: (i) 633,600 shares of Corvas common stock, $.001 par value ("Corvas Common Stock")("Fixed Shares"); plus (ii) the number of shares of Corvas Common Stock determined by dividing (a) the dollar amount indicated below ("Dollar Amount") based upon the Exercise Date (as defined in Section 1.6); by (b) the greater of (x) the average of the closing prices of Corvas Common Stock on the Nasdaq National Market (or the primary market on which Corvas Common Stock is then traded) for the 20 trading days immediately before (but excluding) the Exercise Date or June 30, 1999 (whichever is earlier), as reported in THE WALL STREET JOURNAL ("Average Price") and (y) $6.00 ("Subsequent Shares") (the Fixed Shares and the Subsequent Shares are referred to collectively as the "Total Shares"). If the Average Price is less than $6.00 per share, then each Stockholder shall have the option to accept his proportionate share of the Dollar Amount (i) solely in Corvas Common Stock valued at $6.00 per share or
(ii) in a combination of cash and Corvas Common Stock equal in value to the Dollar Amount, with the Subsequent Shares valued at the Average Price. The Average Price shall have no effect on the Fixed Shares. If a Stockholder elects option (ii), then Corvas shall have the

                                          2.

                          * CONFIDENTIAL TREATMENT REQUESTED
sole right to determine the percentage of cash and the percentage of Corvas Common Stock and may chose a combination of cash and securities that precludes a tax-deferred Merger. Each Stockholder shall be deemed to accept option (i), unless such Stockholder notifies Corvas in writing within 15 days following the Exercise Date of his irrevocable election to receive a combination of cash and Corvas Common Stock. The Exchange Ratio for an all stock transaction shall equal the quotient of the Total Shares divided by the total number of shares of VGI Common Stock then outstanding. If any Promissory Note is outstanding at the time of exercise, then the outstanding balance of the Promissory Note shall be offset against the Dollar Amount prior to the calculation of the Subsequent Shares with the proviso that the Promissory Note will be reduced by an amount equal to one-half of any outstanding amounts that were used by VGI to prepare, file, prosecute or maintain Patent Rights or Improvements or to obtain an injunction or similar relief to stop the infringement of the Patent Rights or Improvements.


              EXERCISE DATE           DOLLAR AMOUNT
            --------------------  --------------------
              Prior to 6/30/97         $ 9,000,000
              7/1/97 to 7/31/97        $ 9,144,997
              8/1/97 to 8/31/97        $ 9,292,329
              9/1/97 to 9/30/97        $ 9,442,036
              10/1/97 to 10/31/97      $ 9,594,154
              11/1/97 to 11/30/97      $ 9,748,723
              12/1/97 to 12/31/97      $ 9,905,782
              1/1/98 to 1/31/98        $10,065,371
              2/1/98 to 2/28/98        $10,227,532
              3/1/98 to 3/31/98        $10,392,305
              4/1/98 to 4/30/98        $10,559,733
              5/1/98 to 5/31/98        $10,729,858
              6/1/98 to 6/30/98        $10,902,724
              7/1/98 to 7/31/98        $11,078,375
              8/1/98 to 8/31/98        $11,256,856
              9/1/98 to 9/30/98        $11,438,212
              10/1/98 to 10/31/98      $11,622,490
              11/1/98 to 11/30/98      $11,809,737
              12/1/98 to 12/31/98      $12,000,000
              1/1/99 to 1/31/99        $12,193,329
              2/1/99 to 2/28/99        $12,389,773
              3/1/99 to 3/31/99        $12,589,381
              4/1/99 to 4/30/99        $12,792,205
              5/1/99 to 5/31/99        $12,998,297
              6/1/99 to 6/30/99        $13,207,710
              7/1/99 to 7/31/99        $13,420,495

                                          3.

              EXERCISE DATE           DOLLAR AMOUNT
            --------------------  --------------------
              8/1/99 to 8/31/99        $13,636,710
              9/1/99 to 9/30/99        $13,856,406
              10/1/99 to 10/31/99      $14,079,643
              11/1/99 to 11/30/99      $14,306,476
              12/1/99 to 12/31/99      $14,536,964
              1/1/00 to 1/31/00        $14,771,166
              2/1/00 to 2/29/00        $15,009,140
              3/1/00 to 3/31/00        $15,250,948
              4/1/00 to 4/30/00        $15,496,652
              5/1/00 to 5/31/00        $15,746,315
              6/1/00 to 6/30/00        $16,000,000

    1.5 ADVANCES. Upon execution of this Agreement, Corvas shall advance to VGI up to $75,000 to enable VGI to (i) pay $30,000 in consulting fees to certain Persons and (ii) to pay some or all of legal, travel and other expenses accrued as of the date of this Option Agreement (subject to VGI providing receipts to Corvas for any expenses to be reimbursed to Stockholders) ("Advance"). The Fixed Shares have been reduced to reflect a $40,000 adjustment for the consulting fees. VGI shall repay the balance of the Advance solely through the operating reserve created through the Stockholders' monthly contribution of Option Payments to VGI, net of VGI's monthly payment of research and development fees under the R&D Agreement ("Reserve"). To the extent that VGI has an adequate Reserve to fund its current out-of-pocket expenses for its compliance with the Option Agreement and R&D Agreement, then the Stockholders' Agent shall authorize Corvas to reduce the monthly Option Payment by up to $3,333 as a credit against the Advance. Corvas shall not be obligated under any circumstance to make any future advances to VGI to cover any of its operating or other expenses, including VGI or its Stockholders' legal expenses.

    1.6 OPTION EXERCISE. Corvas may exercise the Option at any time prior to the Option Termination by delivering to VGI and each of its Stockholders a written notice (the date of which being herein referred to as the "Exercise Date") specifying the date on which it intends to close the Merger, which shall not be earlier than 15 business days nor later than 45 business days after the Exercise Date. The parties shall execute and deliver the Merger Agreement within 15 business days after the Exercise Date. The closing of the Merger Agreement (the "Closing") shall occur on the date specified in such written notice (the "Closing Date"); provided, however, that: (i) if the Merger cannot be consummated by reason of any applicable judgment, decree, order, Legal Requirement or other legal impediment, such Closing Date may be extended by Corvas or VGI to a date not more than 30 days after the date on which such impediment is removed; and (ii) if prior notification to or approval of any Governmental Body or Stockholder Approval is

                                          4.

required in connection with the Merger, VGI (in the case of a governmental approval) and Corvas (in the case of its Stockholder Approval) shall promptly cause to be filed, and shall expeditiously process, the required notice or application for approval or proxy statement (and VGI shall cooperate with Corvas in the filing of any such notice or application required to be filed by Corvas and the obtaining of any such approval required to be obtained by Corvas), and such Closing Date may be extended by Corvas or VGI to a date not more than 30 days after the later of (a) the date on which any required notification or waiting period has expired or been validly terminated or (b) the date on which any required approval has been obtained.

    1.7 MILESTONE. At any time prior to the Option Termination, if Corvas enters into any agreement or sublicense with any Person pursuant to which such Person is permitted to use all or a portion of the rights granted to Corvas by VGI under the R&D Agreement (provided that if the agreement relates to more than one technology then the VGI technology must be a primary purpose of the agreement or sublicense) and such agreement or sublicense has an aggregate value equal to the [***] that would be applicable pursuant to Section 1.4 if the Option were exercised as of the date of execution of the agreement or sublicense, and at least [ *** ] of aggregate value of the agreement or sublicense is guaranteed to Corvas, Corvas shall be deemed to have exercised the Option on the date such agreement or sublicense is executed, which date shall be deemed to be the Exercise Date. For purposes of this subsection, the aggregate value of the agreement or sublicense will include all cash or assets of any kind payable as research and development fees, license fees or as an equity investment in Corvas securities, whether subject to milestones or other contingencies or the payment of which is otherwise delayed, without any discount to present value, but excluding [ *** ]. For purposes of this subsection, "guaranteed" means payable in all events but an actual breach or default by Corvas.

2.  REPRESENTATIONS AND WARRANTIES.

    VGI and the Stockholders jointly and severally represent and warrant to Corvas that each of the representations and warranties of VGI and the Stockholders as set forth in Section 2 of the Merger Agreement and incorporated herein by reference is true and complete as of the date of this Option Agreement. Notwithstanding the foregoing, the phrase "or except as could reasonably be determined by Corvas prior to the Option Exercise Date based upon its actual knowledge prior to the Option Exercise Date" shall be disregarded for purposes of this Agreement. Corvas represents and warrants to VGI and the Stockholders that each of the representations and warranties of as set forth in
Section 3 of the Merger Agreement and incorporated herein by reference is true and complete as of the date of this Option Agreement, except that the representation and warranty set forth in Section 3.1 of the Merger Agreement shall relate to the Corvas Annual Report on Form 10-K for the year ended December 31, 1996, and the Quarterly

                                          5.

                          * CONFIDENTIAL TREATMENT REQUESTED

Report on Form 10-Q for the quarter ended March 31, 1997, and any Current Report on Form 8-K filed since the Form 10-K. References in said Sections to the issuance of stock, "Merger," or the "Merger Agreement" shall, for purposes of this Agreement, include the exercise of the Put Rights. Each Stockholder shall also execute the investment letter in the form attached hereto as Exhibit C.

3.  COVENANTS OF VGI.

    3.1 INVESTIGATION. During the period from the date of this Agreement through the earlier of (i) the date of the expiration or exercise of the Put Right following the Option Termination and (ii) the Closing Date of the Merger (the "Option Period"), VGI shall, and shall cause its Representatives to: (a) provide Corvas and Corvas' Representatives with reasonable access to VGI's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to VGI; and
(b) provide Corvas and Corvas' Representatives with copies of such existing books, records, Tax Returns, work papers, patent and licensing files and other documents and information relating to VGI, and with such additional financial, operating and other data and information regarding VGI, as Corvas may reasonably request.

    3.2  OPERATION OF VGI'S BUSINESS.  During the Option Period,

         (a) VGI shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Option Agreement, except that VGI shall retain Corvas to conduct further research and development pursuant to the R&D Agreement;

         (b) VGI shall use reasonable efforts to cause Jan Schnitzer and Bruce Jacobson to comply with the applicable terms and conditions of the R&D Agreement and any consulting agreements between either of them and Corvas;

         (c)  VGI shall keep in full force all insurance policies identified in
Part 2.17 of the Disclosure Schedule;

         (d) Upon request from Corvas, VGI shall promptly cause its officers to report to Corvas concerning the status of VGI's business;

(e) VGI may establish a Reserve to fund its out-of-pocket expenses in connection with its compliance with this Option Agreement and the R&D Agreement; provided that the Reserve funds are expended in accordance with a budget reasonably approved by Corvas, provided that no funds received from Corvas as Option Payments or payments under the Standstill Agreement are ever used to bring any action or proceeding against Corvas or any of its assets or to challenge or question the validity of the R&D

                                          6.

Agreement or any Patent Rights or Improvements licensed or otherwise made available to Corvas by VGI under the R&D Agreement;

         (f) VGI shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

         (g) Except with respect to the Stockholders signing this Agreement, VGI shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security, except with the prior written consent of Corvas or as expressly authorized by Corvas in the R&D Agreement and subject to the stockholder executing an investment letter and signing this Option Agreement as a Stockholder;

         (h) neither VGI nor any of the Stockholders shall amend or permit the adoption of any amendment to VGI's certificate of incorporation or bylaws, or effect or permit VGI to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except with the prior written consent of Corvas;

         (i) VGI shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

         (j) VGI shall not make any capital expenditure other than the expenditures listed on Schedule 3.2 without the prior written consent of Corvas;

         (k) VGI shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract, (ii) amend or prematurely terminate, or waive any material right or remedy under, any Contract without the prior written consent of Corvas, (iii) provide (or allow its Stockholders to provide) any of its material assets, [ *** ] to any Person whether under a material transfer agreement or otherwise, or disclose any of its confidential information, including, without limitation, [ *** ].

         (l) VGI shall not (i) acquire, lease or license any material right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other asset (excluding cash) to any other Person, or (iii) waive or relinquish any material right, without the prior written consent of Corvas;


                                          7.

                          * CONFIDENTIAL TREATMENT REQUESTED

         (m) VGI shall not (i) lend money to any Person (other than pursuant to routine travel advances made to employees, founders and consultants in the ordinary course of business), or (ii) incur or guarantee any indebtedness to any Person (other than Corvas) for borrowed money;

         (n) VGI shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee without the prior written consent of Corvas;

         (o) VGI shall not change any of its methods of accounting or accounting practices in any material respect without the prior written consent of Corvas;

         (p)  VGI shall not make any Tax election;

         (q)  VGI shall not commence or settle any material Legal Proceeding;

         (r) VGI shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

    3.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

         (a) During the Option Period, VGI shall promptly notify Corvas in writing of:

              (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or a material breach of any representation or warranty made by VGI or any of the Stockholders in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by VGI or any of the Stockholders in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; and

            (iii) any material breach of any covenant or obligation of VGI or any of the Stockholders under this Option Agreement or the R&D Agreement.

         (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 3.3 (a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the

                                          8.

Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then VGI shall promptly deliver to Corvas an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy of any of the representations and warranties made by VGI or any of the Stockholders in this Option Agreement, except that VGI may make updates with respect to any information that was omitted in good faith at the time the Disclosure Schedule was prepared that individually and in the aggregate is not material to the business, operations, assets, properties, liabilities, obligations or condition (financial or otherwise) of VGI and VGI may make such other changes to the Disclosure Schedule as are approved in advance by Corvas in its sole discretion.

    3.4 NO NEGOTIATION. During the Option Period, neither VGI nor any of the Stockholders shall, directly or indirectly:

         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Corvas) relating to a possible Acquisition Transaction;

         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non public information to, any Person (other than Corvas) relating to or in connection with a possible Acquisition Transaction; or

         (c) consider, entertain or accept any proposal or offer from any Person (other than Corvas) relating to a possible Acquisition Transaction.

VGI shall promptly notify Corvas in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by VGI or any of the Stockholders during the Option Period.

    3.5 AUDIT. Upon the request of Corvas, at any time prior to the Option Termination, VGI shall use best efforts to have annual financial statements for VGI prepared, in accordance with generally accepted accounting principles, for such periods as are required by Corvas and shall have such financial statements audited by a nationally recognized accounting firm or firm otherwise approved by Corvas, and shall provide such audited financial statements to Corvas. Corvas shall reimburse VGI for the cost of the audit, so long as VGI complies with this covenant and VGI obtains Corvas' prior written approval of the auditors' budget.

4.  INTELLECTUAL PROPERTY RIGHTS.

         (a) Concurrent with the execution of this Option Agreement, VGI and Corvas shall enter into the exclusive research and development agreement in the form of Exhibit D ("R&D Agreement").

                                          9.

         (b) Upon termination of the R&D Agreement, Corvas shall have the exclusive right for a period of 60 days following such termination to enter into good faith negotiations with VGI for the grant of an exclusive, worldwide license, under the Patent Rights and Improvements, to make, use, sell, offer for sale, and import compositions and/or methods in one specified field, except that Corvas shall have no rights hereunder to designate the cancer field as the "specified field". Corvas shall designate such field within 30 days of the date of the termination of the R&D Agreement.

5.  TRANSFER, VOTING OF SUBJECT SHARES.

    5.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES. Each Stockholder hereby covenants and agrees that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the VGI capital stock (the "Subject Shares") to any Person, (ii) create or permit to exist any Encumbrance on any of the Subject Shares or (iii) reduce his beneficial ownership of, interest in or risk relating to any of the Subject Shares. Notwithstanding any other provisions of this Agreement, each Stockholder may offer, sell, offer to sell, contract to sell, grant options to purchase, hypothecate, pledge, create Encumbrances, reduce his beneficial ownership of, interest in or risk relating to, or otherwise dispose of or transfer: (a) the Subject Shares to any Stockholder or to his children or to any trust established for any Stockholder or his child(ren) provided that the Stockholder retains voting power over the Subject Shares; or (b) up to fifty percent (50%) of the Subject Shares owned by such Stockholder on the date of this Agreement, so long as any transferee of the Subject Shares is or becomes a party to this Agreement, the transferee signs an investment letter in the form attached hereto as Exhibit C prior to the transfer, and any such transfer will not cause Corvas to lose all available exemptions from the registration requirements of the Securities Act of 1933, as amended, for the exchange of securities under the Merger Agreement in Corvas' sole determination. As used in this Agreement, the term "Expiration Date" shall mean the earliest of the date of the Option Termination, the date on which the Merger Agreement is validly terminated or the date upon which the Merger becomes effective.

    5.2 TRANSFER OF VOTING RIGHTS. Each Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement or similar agreement with respect to any of the Subject Shares.

    5.3 PRE-TERMINATION VOTING AGREEMENT. Each Stockholder hereby agrees that prior to the Expiration Date, at any meeting of the stockholders of VGI, however

                                         10.

called, and in any written action by consent of stockholders of the VGI, unless otherwise directed in writing by Corvas, Stockholder shall vote the Subject
Shares:

         (a) in favor of the Merger, the execution and delivery by VGI of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof or thereof;

         (b) against any action or agreement that would result in a breach in any material respect of any representation, warranty, covenant or obligation of VGI in this Agreement or the Merger Agreement; and

         (c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving VGI or any subsidiary of VGI; (B) any sale, lease or transfer of a material amount of assets of VGI or any subsidiary of VGI; (C) any reorganization, recapitalization, dissolution or liquidation of VGI or any subsidiary of VGI; (D) any amendment to VGI's certificate of incorporation other than the name change authorization pursuant to Section 3.5; (E) any change in the capitalization of VGI or VGI's corporate structure; or (F) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Corvas of the Merger or any of the other transactions contemplated by the Merger Agreement or this Option Agreement.

Prior to the Expiration Date, no Stockholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", "(b)" or "(c)" of the preceding sentence.

    5.4 WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

    5.5 LEGEND. Stockholder shall instruct VGI to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE OPTION AGREEMENT DATED AS OF __________, 1997, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE,

                                         11.

    A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE
    ISSUER.

    5.6  NEW ISSUANCES.

         (a) [ *** ]. Corvas shall have recourse against the Stockholders under this Section 5.6(a) and such recourse shall not be subject to any limitations on liability in this Option Agreement, the R&D Agreement or the Merger Agreement or be included in the Damages used to determine whether limitations on liability have been reached.

         (b)  [ *** ]












                                         12.

                          * CONFIDENTIAL TREATMENT REQUESTED

[ *** ].  Corvas shall have recourse against the Stockholders under this
Section 5.6(b) and such recourse shall not be subject to any limitations on liability in this Option Agreement, the R&D Agreement or the Merger Agreement or be included in the Damages used to determine whether limitations on liability have been reached.

6.  PUT RIGHTS.

    6.1 OPTION TERMINATION. Notwithstanding any provision to the contrary contained herein or in the R&D Agreement, upon the Option Termination (including a termination under Section 1.3 herein, but not including a termination as the result of completing the Merger), the Stockholders shall have the option, for 30 business days following the date of the Option Termination, to give notice to Corvas to purchase, and Corvas shall purchase, 19.9 percent of the outstanding VGI capital stock on a fully diluted basis ("Put Right") in exchange for $3,960,000 in Corvas Common Stock, as adjusted in accordance with this Option Agreement ("Put Price"). If any Promissory Note is outstanding at the time of the exercise of the Put Right, then the outstanding balance of such Promissory Note shall be offset against the Put Price prior to the determination of issuable Corvas Common Stock. The number of shares of Corvas Common Stock shall be determined based upon the average closing price of Corvas Common Stock on the Nasdaq National Market (or the primary market on which Corvas Common Stock is then traded) for the 20 trading days immediately before (and including) the earlier of the date of the exercise of the Put Right or June 30, 1999, and the 20 trading days immediately after the earlier of the date of exercise of the Put Right or June 30, 1999, as reported in THE WALL STREET JOURNAL. Unless otherwise agreed by the Stockholders, the Stockholders have a pro rata right to participate in the sale of VGI capital stock through the exercise of the Put Right. Each Stockholder may exercise his Put Right by delivering to Corvas a notice of exercise signed by the Stockholder exercising the right and specifying: (a) the number of shares of VGI Common Stock being put by such Stockholder, which number shall not exceed 19.9% of such Stockholders shares of VGI Common Stock and (b) a date by which the closing shall take place, which shall not be fewer than 30 business days following the date of such notice.

    6.2 CONDITIONS TO CORVAS' OBLIGATION TO PURCHASE. The sole conditions to Corvas' obligation to purchase the VGI capital stock shall be (a) the valid exercise of the Put Right; (b) the execution by VGI and each exercising Stockholder of a certificate ("Put Closing Certificate") that the representations and warranties set forth in Sections 2.1, 2.3, 2.6, 2.19, and
2.20 of the Merger Agreement are deemed made by them jointly and severally as of the date of exercise of the Put Right and as of the date of closing of the put transaction ("Put Closing"), (c) the truth and completeness of the representations and warranties set forth in the Put Closing Certificate as of the dates made, and (d) the

                                         13.

                          * CONFIDENTIAL TREATMENT REQUESTED
execution and delivery by each Stockholder of the Escrow Agreement as set forth in Section 6.6.

    6.3 CORVAS REPRESENTATIONS AND WARRANTIES. If the Put Right is exercised, Corvas shall be deemed to have made the representations and warranties set forth in Sections 3.2, 3.3, 3.4 and 3.5 of the Merger Agreement as of the date of the exercise of the Put Right and as of the Put Closing. All representations and warranties made by Corvas shall terminate and expire upon the Put Closing and any liability of Corvas with respect to such representations and warranties shall thereupon cease.

    6.4 LEGENDS. Each certificate evidencing a share or shares of Corvas Common Stock issued to the Stockholders as purchase price for the VGI capital stock shall bear the following legend:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO VGI THAT SUCH REGISTRATION IS NOT REQUIRED.

    6.5 CORVAS LIMITATION ON LIABILITY. VGI and the Stockholders agree that the Put Right (whether such person elects to exercise the Put Right or not) is their sole and exclusive remedy for any claim (other than a claim for fraud) under any theory of contract, fiduciary duty, tort or otherwise, against Corvas or its directors, officers, stockholders, employees, agents, and representatives, successors or permitted assigns, for termination of the Option, with or without cause, or failure to exercise the Option or to consummate the Merger, including any claim that Corvas caused or contributed to any events, circumstances or conditions that affected in any way the decision to not exercise the Option or the failure to consummate the Merger or that Corvas breached the R&D Agreement or adversely affected the value of any of VGI's assets. The parties acknowledge that this Put Right and limitation on liability is part of a bargained for allocation of risk that is reflected in the Put Right and in the Merger consideration.

    6.6 ESCROW HOLDBACK. If the Put Right is exercised, each Stockholder shall be a party to the Escrow Agreement substantially in the form of Exhibit E to the Merger Agreement ("Escrow Agreement") and shall be entitled to receive, upon surrender of certificates in accordance with Section 6.1, that number of whole shares of Corvas Common Stock into which his shares of VGI Common Stock is converted, less the Escrow Fund, which shares shall be delivered to the Escrow Agent, to be held in accordance with the Escrow Agreement. For purposes of this
Section 6.6, the Escrow

                                         14.

Fund shall consist of that number of whole shares of Corvas Common Stock equal in value to [ *** ] less the actual dollar amount of any adjustment to the Put Price made pursuant to Section 8.4(a) of the Option Agreement, with the Corvas Common Stock valued at the same price used to calculate the Put Price. In addition, if the Put Right is exercised by any Stockholder, each of the Stockholders jointly and severally shall indemnify, defend and hold Corvas harmless from and against any tax liabilities incurred by VGI or any of the Stockholders with respect to VGI ("Tax Indemnity"). The Tax Indemnity is not subject to the Escrow Fund or the other limitations on liability set forth in this Option Agreement and shall not be included in any Damages used to determine whether a limitation on liability has been reached.

    7.   DISPUTE RESOLUTION.

         7.1 NEGOTIATION OF DISPUTES. If a dispute arises between the parties relating to the interpretation or performance of this Option Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Executive Officer of Corvas the Stockholders' Agent of VGI for resolution. The Chief Executive Officer and Stockholders' Agent shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 30 days after such meeting, the Chief Executive Officer and the Stockholders' Agent have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to arbitration as set forth in Section 7.2 below.

         7.2 ARBITRATION. Disputes that have not been successfully resolved pursuant to Section 7.1 above shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations in La Jolla, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the AAA rules. If a party fails to designate an arbitrator within the time limits set by the AAA rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at
issue in the dispute.   Each of the parties shall be entitled to conduct
discovery under the California Rules of Civil Procedure then in effect. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or

                                         15.

                          * CONFIDENTIAL TREATMENT REQUESTED
the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not award any damages in excess of any limitations set forth in this Agreement.

    8.   MISCELLANEOUS.

         8.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Option Agreement.

    8.2  SURVIVAL OF REPRESENTATIONS, ETC.

              (a) All representations and warranties of VGI and the Stockholders shall terminate on the Option Termination unless the Put Right is exercised; provided however, that if Corvas terminates the Option for any reason and prior to or concurrent with such termination any Corvas Indemnitee (acting in good faith) delivers to the Stockholders' agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Stockholders (and setting forth in reasonable detail the basis for such Corvas Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Option Termination until such time as such claim is fully and finally resolved. If the Put Right is exercised, the only representations and warranties made by the exercising Stockholders shall be set forth in the Stockholders' Put Closing Certificate and shall survive the Put Closing and shall expire on the first anniversary of the exercise of the Put Right; provided, however, that if, at any time prior to the expiration of any representations or warranties, any Corvas Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Stockholders (and setting forth in reasonable detail the basis for such Corvas Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved, provided that the Corvas Indemnitee pursues such resolution in good faith and with due diligence.

              (b) Except as otherwise expressly set forth in this Option Agreement, the representations, warranties, covenants and obligations of VGI and the Stockholders, and the rights and remedies that may be exercised by the Corvas Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any

                                         16.

investigation made by or knowledge of, any of the Corvas Indemnitees or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by VGI and the Stockholders as of the date of this Agreement and each statement or other item of information set forth in an update to the Disclosure Schedule shall be deemed to be a representation and warranty made by VGI and the Stockholders as of the date of the update.

         8.3 INDEMNIFICATION BY VGI AND STOCKHOLDERS. Subject to the limitation on liability set forth below, VGI and the Stockholders, jointly and severally, shall hold harmless and indemnify each of the Corvas Indemnitees from and against, and shall compensate and reimburse each of the Corvas Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Corvas Indemnitees or to which any of the Corvas Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified in accordance with the terms of this Option Agreement) or in any Stockholder's Put Closing Certificate; (ii) any breach of any covenant or obligation of VGI (including the covenants set forth in Section 3); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Corvas Indemnitee for the purpose of enforcing any of its rights under this Section 8.3). If prior to the exercise of the Option, VGI or its Stockholders disclose in writing to Corvas the existence of any inaccuracy or breach of the representations and warranties of VGI and the Stockholders or the occurrence of the breach of any covenants or obligations of VGI or the Stockholders and certifies in good faith as to the actual or contingent Damages to the extent subject to estimation, and if Corvas elects to exercise the Option notwithstanding such disclosure, then the Corvas Indemnitees shall be deemed to have waived any claim for Damages (other than those pursuant to Section 5.6(a) or (b)) with respect only to the matters as disclosed.

         8.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding against any Corvas Indemnitee with respect to which any of the Stockholders or VGI may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 8.3 Corvas shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Corvas so proceeds with the defense of any such claim or Legal Proceeding:

                                         17.

              (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by VGI. For claims arising prior to the Option Termination or Option Exercise, VGI shall fund the defense costs through its available Reserves (after funding all of VGI's obligations under the R&D Agreement). Any defense costs or other Damages not reimbursed by VGI shall be accrued and shall be credited dollar for dollar against the Put Price if the Put Right is exercised and shall be credited fifty percent of each dollar against the Dollar Amount if the Option is exercised. If the Legal Proceeding is continuing at the time of the Option exercise or Put Closing, then the claim for any subsequent defense costs or other Damages shall be a claim subject to the Escrow Fund created under the Merger Agreement or pursuant to this Option Agreement upon the exercise of the Put Rights.

              (b) each Stockholder and VGI shall make available to Corvas any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

              (c) Corvas shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent; provided, however, that such consent shall not be unreasonably withheld.

Corvas shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Corvas or a Corvas Indemnitee; provided, however, that any failure on the part of Corvas to so notify the Stockholders' Agent shall not limit any of the obligations of the Stockholders under this Agreement (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         8.5 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Option Agreement shall be paid by the party incurring such costs and expenses.

         8.6 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Option Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail (return receipt requested), by courier or express delivery service or by facsimile, with the original by mail) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

                                         18.

if to VGI, the Stockholders or the Stockholders' Agent:

    Harry E. Gruber, MD
    P.O. Box 675272
    Rancho Santa Fe, CA  92067
    Facsimile No:  (619) 756-8158

with a copy to:

    Kevin M. Bagley, Esq.
    Dysart, Dubick & Bagley, LLP
    701 B Street, Suite 1525
    San Diego, California  92101
    Facsimile No:  (619) 696-6280

if to Corvas:

    Corvas International, Inc.
    3030 Science Park Road
    San Diego, California  92121
    Facsimile No. (619) 455-7895
    Attention:  Corporate Secretary

with a copy to:

    Cooley Godward LLP
    4365 Executive Drive, Suite 1100
    San Diego, California  92123
    Facsimile No.  (619) 453-3555
    Attention:  M. Wainwright Fishburn, Jr., Esq.

    8.7 SEVERABILITY. Any term or provision of this Option Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Option Agreement or affecting the validity or enforceability of any of the terms or provisions of this Option Agreement in any other jurisdiction. If any provision of this Option Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    8.8 ENTIRE AGREEMENT. This Option Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or

                                         19.

modification of any provision of this Option Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    8.9 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Option Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Corvas may assign all or any of its rights and obligations hereunder to any affiliate of Corvas; provided that no other property may be substituted for the Corvas Common Stock as the Merger or Put Right consideration and Corvas shall remain liable for performance. Subject to the preceding sentence, this Option Agreement shall be binding upon and shall inure to the benefit of (i) VGI and its successors and assigns (ii) Corvas and its successors and assigns and (iii) the Stockholders and their respective heirs, representatives, estates, successors and assigns. Notwithstanding anything contained in this Option Agreement to the contrary, nothing in this Option Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Option Agreement.

    8.10 OTHER AGREEMENTS. Except as otherwise provided herein, nothing in this Option Agreement shall limit any of the rights, duties, obligations, benefits or remedies of Corvas, VGI or the Stockholders under the Merger Agreement or the R&D Agreement.

    8.11 PUBLIC ANNOUNCEMENTS. Corvas and VGI agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be agreed upon by Corvas and VGI and thereafter Corvas and Dr. Harry Gruber or Dennis Berman as representatives of VGI shall be entitled to make or publish any public statement consistent with the contents thereof. Except as provided in the foregoing sentence, Corvas and VGI will jointly discuss and agree on any statement to the public regarding this Agreement or any aspect of this Agreement subject in each case to disclosure otherwise required by law or regulation as determined in good faith by Corvas and VGI. The principles to be observed by Corvas and VGI in such public disclosures will be: accuracy, compliance with applicable laws and regulations, the requirements for confidentiality, and the advantage a competitor of Corvas may gain from any public statements under this Section 8.11.

    8.12 GOVERNING LAW. This Option Agreement shall be construed in accordance with, and governed in all respects by the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                                         20.

    8.13 COUNTERPARTS. This Option Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    8.14 LIMITATION ON LIABILITY OF VGI AND STOCKHOLDERS. The maximum liability of VGI, the Stockholders and/or their respective directors, officers, stockholders, employees, agents, representatives, successors, heirs or permitted assigns, for any claim under any theory of contract, indemnity, fiduciary duty, tort or otherwise, including but not limited to any breach or default of any representation, warranty, or covenant under this Option Agreement, but excluding a claim for fraud and excluding claims under Sections 5.6(a) and (b), shall not exceed an aggregate of [ *** ] (measured based upon the dollar amount of any adjustment to the Dollar Amount upon an Option exercise or the Put Price upon the exercise of the Put Rights and, following the creation of an Escrow Fund, if ever, measured as the number of shares of Corvas Common Stock in the Escrow Fund as the limitation without regard to the value of such shares). Notwithstanding any other provision in this Agreement, (a) the Stockholders shall not be personally liable for any Damages or any other liability incurred under this Option Agreement, including claims under Section 8.2, except in the case of such Stockholder's fraud and pursuant to Sections 5.6(a) and 5.6(b); provided that the Dollar Amount or the Put Price may be adjusted in accordance with Section
8.3 and any remaining claims shall be paid solely from the shares of Corvas Common Stock in the Escrow Fund created in the Merger Agreement or upon the exercise of the Put Rights, as the case may be; and (b) the maximum liability of the Stockholders for the representations and warranties in the Put Closing Certificate shall not exceed, and shall be paid solely from, the shares of Corvas Common Stock in the Escrow Fund, except in the case of such Stockholder's fraud and pursuant to Sections 5.6(a), 5.6(b) and 6.6. The parties acknowledge that this limitation on liability is part of a bargained for allocation of risk that is reflected in the Option.

    8.15 CONSTRUCTION.

         (a) Headings of the Sections of this Option Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         (b) For purposes of this Option Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                                         21.

                          * CONFIDENTIAL TREATMENT REQUESTED

         (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Option Agreement.

         (d) As used in this Option Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (e) Except as otherwise indicated, all references in this Option Agreement to "Sections" are intended to refer to Sections of this Option Agreement.


                        [THIS SPACE INTENTIONALLY LEFT BLANK]

                                         22.

    IN WITNESS WHEREOF, Corvas, VGI and the Stockholders have caused this Option Agreement to be executed, as of the date first written above.



                                       VASCULAR GENOMICS INC.


                                       By:    /s/   HARRY GRUBER
                                              -------------------------
                                              Harry Gruber, President



                                       CORVAS INTERNATIONAL, INC.



                                       By:    /s/   JOHN E. CRAWFORD
                                              -------------------------
                                       Name:     John E. Crawford
                                       Title:    Executive Vice President and
                                                 Chief Financial Officer



                                       STOCKHOLDERS


                                       /s/    JAN SCHNITZER
                                       -------------------------------
                                       Jan Schnitzer


                                       /s/   HARRY GRUBER
                                       -------------------------------
                                       Harry Gruber


                                       /s/   DENNIS BERMAN
                                       -------------------------------
                                       Dennis Berman


                                       /s/   BRUCE JACOBSON
                                       -------------------------------
                                       Bruce Jacobson


                                       /s/   ISAAC WILLIS
                                       -------------------------------
                                       Isaac Willis

                          SIGNATURE PAGE TO OPTION AGREEMENT

                                      EXHIBIT A

                                 LIST OF STOCKHOLDERS



Jan Schnitzer
Harry Gruber
Dennis Berman
Bruce Jacobson
Isaac Willis

                                      EXHIBIT B

                                  AGREEMENT AND PLAN
                             OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of ____________, 199_, by and among: CORVAS INTERNATIONAL, INC., a Delaware corporation ("Corvas"); [MERGER SUB ACQUISITION CORP]., a Delaware corporation and a wholly owned subsidiary of Corvas ("Merger Sub"); VASCULAR GENOMICS INC., a Delaware corporation ("VGI") and the parties identified on Exhibit A (the "Stockholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit B.

                                       RECITALS

    A. Corvas, Merger Sub and VGI intend to effect a merger of Merger Sub into VGI in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and VGI will become a wholly owned subsidiary of Corvas.

    B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a purchase.

    C. This Agreement has been approved by the respective boards of directors of Corvas, Merger Sub and VGI.

    D. The Stockholders own a total of 1,020,408 shares of the common stock, $.001 par value, of VGI ("VGI Common Stock"), constituting all of the outstanding capital stock of VGI.

                                      AGREEMENT

    The parties to this Agreement agree as follows:

1.  DESCRIPTION OF TRANSACTION

    1.1 MERGER OF MERGER SUB INTO VGI. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into VGI, and the separate existence of Merger Sub shall cease. VGI will continue as the surviving corporation in the Merger after the Effective Time (the "Surviving Corporation").

    1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

    1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121, or such other place agreed to by the parties, at 10:00 a.m. on ______________, or at such other time and date not earlier than 15 business days and not later than 45 business days following the Option Exercise Date (provided, however, that in the event Corvas is required to obtain Stockholder Approval prior to the consummation of the transactions contemplated by this Agreement, the designated date may be set at a reasonable date later than 45 business days following the Option Exercise Date) Corvas may designate upon not less than five business days prior notice to VGI (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Subchapter IX of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger is filed with and accepted by the Secretary of State of the State of Delaware (the "Effective Time").

    1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Corvas and VGI prior to the Effective Time:

         (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in such form as reasonably determined by Corvas;

         (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

         (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals determined by Corvas.

    1.5  CONVERSION OF SHARES.

         (a) Subject to Sections 1.7(c) and 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Corvas, Merger Sub, VGI or any stockholder of VGI:

              (i) each share of VGI Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive _______ shares of

                                          2.

common stock, $.001 par value, of Corvas ("Corvas Common Stock"). The ratio ____ is sometimes referred to herein as the "Exchange Ratio";

             (ii) each share of the common stock, $.001 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation; and

            (iii) each Stockholder shall be a party to the Escrow Agreement substantially in the form of Exhibit C ("Escrow Agreement") and shall be entitled to receive, upon surrender of certificates in accordance with Section 1.7, that number of whole shares of Corvas Common Stock into which his, her or its shares of VGI Common Stock is converted, less [ *** ] of the Fixed Shares (as defined in the Option Agreement) and less that number of shares of Corvas Common Stock equal to [ *** ] of the Dollar Amount (as defined in the Option Agreement) prior to any adjustment pursuant to Section 8.4(a) of the Option Agreement, less the actual dollar amount of any adjustment made pursuant to
Section 8.4(a) of the Option Agreement, with the Corvas Common Stock valued at the same price used to calculate the Subsequent Shares (as defined in the Option Agreement) ("Escrow Fund"), which shares shall be delivered to the Escrow Agent, to be held in accordance with the Escrow Agreement; provided, however, that in the event the Stockholders are to receive cash, or a combination of cash and stock, as consideration for their shares of VGI
Common Stock, then the composition of the Escrow Fund shall correspond therewith so that the Escrow Fund shall consist of cash or a combination of cash and stock of equal value to the consideration that would otherwise have been deposited in the Escrow Fund if all of the consideration were stock.

         (b) If any shares of VGI Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with VGI, then the shares of Corvas Common Stock issued in exchange for such shares of VGI Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Corvas Common Stock may accordingly be marked with appropriate legends.

    1.6 CLOSING OF VGI'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of VGI's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of VGI, and the stock transfer books of VGI shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of VGI's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of VGI's capital stock (a "VGI Stock Certificate") is presented to the

                                          3.

                          * CONFIDENTIAL TREATMENT REQUESTED

Surviving Corporation or Corvas, such VGI Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

    1.7  EXCHANGE OF CERTIFICATES.

         (a) On the Closing Date, the Stockholders will surrender their VGI Stock Certificates to Corvas in exchange for certificates representing Corvas Common Stock. Upon surrender of a VGI Stock Certificate to Corvas for exchange, the holder of such VGI Stock Certificate shall receive in exchange therefor a certificate representing the number of whole shares of Corvas Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1 and the VGI Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, and except as further provided in this Section 1.7, each VGI Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive under this Agreement upon such surrender a certificate representing shares of Corvas Common Stock (and cash in lieu of any fractional share of Corvas Common Stock) as contemplated by this Section 1, including shares to be held by the Escrow Agent. If any VGI Stock Certificate shall have been lost, stolen or destroyed, Corvas may, in its discretion and as a condition precedent to the issuance of any certificate representing Corvas Common Stock, require the owner of such lost, stolen or destroyed VGI Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Corvas may reasonably direct) as indemnity against any claim that may be made against Corvas or the Surviving Corporation with respect to such VGI Stock Certificate. Notwithstanding the foregoing, if the parties have elected to pay and receive cash in lieu of some portion of the stock under Section 1.4 of the Option Agreement, then such cash consideration shall be substituted for the stock consideration Corvas would otherwise be required to deliver pursuant to this Section 1.7. Any cash consideration (less any amounts held in escrow pursuant to Section 1.5(a)(iii)) shall be paid on the Closing Date.

         (b) No dividends or other distributions declared or made with respect to Corvas Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered VGI Stock Certificate with respect to the shares of Corvas Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such VGI Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

         (c) No fractional shares of Corvas Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of VGI who would otherwise be entitled to receive a fraction of a share of Corvas Common Stock (after aggregating all fractional shares of Corvas Common Stock issuable to such holder) shall,

                                          4.

upon surrender of such holder's VGI Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Corvas Stock Price.

         (d) Corvas and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of VGI pursuant to this Agreement such amounts as Corvas or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         (e) Neither Corvas nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of VGI for any shares of Corvas Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) The Corvas Common Stock delivered to the Stockholders (including shares to be held by the Escrow Agent) shall be endorsed with the following, or substantially similar, legend and, to the extent necessary, with any other legend required pursuant to applicable federal and state securities laws:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO CORVAS, THAT SUCH REGISTRATION IS NOT REQUIRED.

         (g) Any legends endorsed on the certificates evidencing shares of Corvas Common Stock pursuant to Section 1.7(f) shall be removed, and Corvas shall issue certificates without restrictive legends to the holder of such shares, if, and to the extent that, such shares are registered under the Securities Act and qualified under applicable state securities law or if the holder provides to Corvas an opinion of counsel for such holder, in form and substance reasonably satisfactory to Corvas, to the effect that a sale, transfer, or assignment of such shares may be made without registration under the Securities Act or qualification under applicable state securities laws. Except to the extent

                                          5.

as may be required pursuant to a written agreement containing an effective grant of registration rights, Corvas shall have no obligation to cause such shares to be registered under the Securities Act or qualified under applicable state securities laws.

    1.8 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of VGI Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the Merger in accordance with Section 262 of the Delaware General Corporation Law ("Dissenting Shares") shall not be canceled and converted into shares of Corvas Common Stock in accordance with the Exchange Ratio unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal and payment under the Delaware General Corporation Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's shares of VGI Common Stock shall thereupon be deemed to have been canceled and converted as described in Section 1.5(a) at the Effective Time. VGI shall not, except with the prior written consent of Corvas, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Time, no stockholder of VGI who has demanded appraisal rights as provided in Section 262(d) of the Delaware General Corporation Law shall be entitled to vote such holder's shares of VGI Common Stock for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to stockholders of record at a date which is prior to the Effective Time).

    1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement and the agreement of merger described in Section 1.3 as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.10 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

    1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Corvas to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Corvas with full right, title and possession of and to all rights and property of Merger Sub and VGI, the officers and directors of the Surviving Corporation and Corvas shall be fully authorized (in the name of Merger Sub, in the name of VGI and otherwise) to take such action.

                                          6.

2.  REPRESENTATIONS AND WARRANTIES OF VGI AND THE STOCKHOLDERS

    VGI and the Stockholders jointly and severally represent and warrant, to and for the benefit of the Corvas Indemnitees, as follows:

    2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

         (a) VGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all VGI Contracts.

         (b) Except as set forth in Part 2.1 of the Disclosure Schedule, VGI has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "TopoGen Inc." and "Vascular Technologies, Inc."

         (c) VGI is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on VGI. VGI is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

         (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of VGI's board of directors, (ii) the names of the members of each committee of VGI's board of directors, and (iii) the names and titles of VGI's officers.

         (e) VGI does not own and has never owned, beneficially or otherwise any controlling interest in any Entity and has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. VGI has not guaranteed and is not primarily liable for any obligation of any Entity other than itself.

    2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. VGI has delivered to Corvas accurate and complete copies of: (1) VGI's certificate of incorporation and bylaws, including all amendments thereto; (2) the stock records of VGI; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the formal meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Stockholders of VGI, the board of directors of VGI and all committees of the board of directors of VGI. There have been no formal meetings or other proceedings of the stockholders of VGI, the board of directors of VGI or any committee of the board of directors of VGI that are not fully reflected in such minutes or

                                          7.

other records. Except as set forth in Part 2.2 of the Disclosure Schedule, there has not been any violation of any of the provisions of VGI's certificate of incorporation or bylaws, and VGI has not taken any action that is inconsistent in any material respect with any resolution adopted by VGI's stockholders, VGI's board of directors or any committee of VGI's board of directors. The books of account, stock records, minute books and other records of VGI are accurate, up to date and complete in all material respects.

    2.3  CAPITALIZATION, ETC.

         (a) The authorized capital stock of VGI consists of: (i) 3,000,000 shares of common stock, $.001 par value, of which 1,020,408 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of VGI Common Stock have been duly authorized and validly issued, and are fully paid and non assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by VGI and to which any of such shares is subject.

         (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of VGI; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of VGI; (iii) Contract under which VGI is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of VGI and the Stockholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of VGI.

         (c) All outstanding shares of VGI Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         (d) VGI has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of VGI.

    2.4  FINANCIAL STATEMENTS.

         (a) VGI has used best efforts to deliver to Corvas the following financial statements and notes (collectively, the "VGI Financial Statements").

              (i) [This Section 2.4(a)(i) to be included if Corvas elects to have an audit completed pursuant to Section 3.6 of the Option Agreement.] The [audited] balance sheets of VGI as of the last two fiscal years most recently ended prior to the

                                          8.

Option Exercise Date, and the related [audited] income statements, statements of stockholders' equity and statements of cash flows of VGI for the years then ended, together with the notes thereto and the report and opinion of ___________________, whether qualified or not, relating thereto; and

             (ii) The unaudited balance sheet of VGI as of the month ended most recently prior to the Option Exercise Date (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of VGI for the number of months since the first day of the current fiscal year then ended.

         (b) VGI Financial Statements are accurate and complete in all material respects and present fairly the financial position of VGI as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of VGI for the periods covered thereby. VGI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as noted therein and except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

    2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since the date of the Unaudited Interim Balance Sheet ("Balance Sheet Date"):

         (a) there has not been any material adverse change in VGI's business, condition, assets, liabilities, operations, financial performance or prospects and, to the best of the knowledge of VGI and the Stockholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on VGI;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of VGI's assets (whether or not covered by insurance);

         (c) VGI has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) VGI has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                                          9.

         (e) VGI has not amended or waived any of its rights under, or permitted the acceleration of vesting under any restricted stock purchase agreement or stock option;

         (f) there has been no amendment to VGI's certificate of incorporation or bylaws, and VGI has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) VGI has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

         (h) Other than payments made in connection with the R&D Agreement and any Sponsored Research Agreement described therein, VGI has not made any capital expenditure which, when added to all other capital expenditures made by or on behalf of VGI exceeds $50,000;

         (i) VGI has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

         (j) VGI has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset (excluding cash) to any other Person, or
(iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of and except as reasonably approved by Corvas;

         (k) VGI has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (l) VGI has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets;

         (m) VGI has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees, founders and consultants in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness to any Person (other than Corvas) for borrowed money;

         (n)  VGI has not (i) established or adopted any Employee Benefit Plan,
(ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                                         10.

         (o) VGI has not changed any of its methods of accounting or accounting practices in any respect;

         (p)  VGI has not made any Tax election;

         (q)  VGI has not commenced or settled any Legal Proceeding;

         (r)  VGI has not entered into any material transactions; and

         (s) VGI has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

    2.6  TITLE TO ASSETS.

         (a) VGI owns, leases or licenses and has good, valid and marketable title to, all assets listed in Part 2.6 of the Disclosure Schedule. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by VGI free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of VGI.

         (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of VGI and that are being leased or licensed to VGI.

         (c) All tangible assets owned or leased by VGI are in good condition and repair (ordinary wear and tear expected) and are adequate for the conduct of VGI's business in the manner in which such business is currently being conducted.

    2.7 BANK ACCOUNTS. Part 2.7 of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of VGI at any bank or other financial institution.

    2.8 NO REAL PROPERTY; LEASEHOLD. VGI does not own or lease any real property or any interest in real property.

    2.9  PROPRIETARY ASSETS.

         (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth a list of each VGI Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, with (i) a brief description of such Proprietary Asset, (ii) the names of the jurisdictions covered by any applicable registration or application, and (iii) identification of each Proprietary Asset licensed to VGI by any Person and the license agreement under which such Proprietary Asset is being licensed to

                                         11.

VGI. Except as set forth in Part 2.9(a)(ii) of the Disclosure Schedule, or except as could reasonably be determined by Corvas prior to the Option Exercise Date based upon Corvas' actual knowledge prior to the Option Exercise Date, VGI has good, valid and marketable title to, or the valid right to use, all Proprietary Assets identified in Part 2.9(a)(i) of the Disclosure Schedule, free and clear of all liens and other Encumbrances. Except as set forth in Part 2.9(a)(iii) of the Disclosure Schedule, VGI is not obligated to make any payment to any Person for the use of any VGI Proprietary Asset and VGI has not developed jointly with any other Person any VGI Proprietary Asset with respect to which such other Person has any rights.

         (b) Except as set forth in Part 2.9(b) of the Disclosure Schedule, or except as could reasonably be determined by Corvas prior to the Option Exercise Date based upon Corvas' actual knowledge prior to the Option Exercise Date, VGI has taken all reasonable measures and precautions under the circumstances necessary to protect and maintain the confidentiality and secrecy of all VGI Proprietary Assets (except VGI Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all VGI Proprietary Assets.

         (c) Except as set forth in Part 2.9(c) of the Disclosure Schedule, or except as could reasonably be determined by Corvas prior to the Option Exercise Date based upon Corvas' actual knowledge, prior to the Option Exercise Date, (i) none of the issued patents licensed to VGI infringes or conflicts with any issued patent owned or used by any other Person; (ii) VGI is not infringing, misappropriating or making any unlawful use of, and VGI has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person; and (iii) to the best of the knowledge of VGI and the Stockholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any issued patents licensed to VGI. VGI further represents and warrants it is not aware of, and based on its reasonable diligence, has no reason to know of, any fact from any activity or published or unpublished document that is reasonably likely to render any part of the Patent Rights invalid or unenforceable. VGI represents and warrants that it has no knowledge of any foreign or domestic patent or patent application which is reasonably expected by VGI to restrict Corvas from practicing within the Patent Rights (as defined in the Research and Development Agreement). VGI represents and warrants that it has disclosed certain information to Corvas regarding VGI's patent applications currently pending in the United States and in all foreign patent offices and, to the extent it has knowledge of any fact from any activity or published or unpublished document that is reasonably likely to render unpatentable a significant part of the subject matter of such pending patent applications, that it has disclosed such

                                         12.

knowledge to Corvas, in a context appropriate to make Corvas aware of the fact and its possible relevance.

         (d) The VGI Proprietary Assets constitute all the Proprietary Assets necessary to enable VGI to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(d) of the Disclosure Schedule, (i) VGI has not licensed any of VGI Proprietary Assets to any Person on an exclusive or nonexclusive basis (except to Corvas), and (ii) VGI has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         (e)  Except as set forth in Part 2.9(e) of the Disclosure Schedule,
(i) all current and former employees of VGI have executed and delivered to VGI an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially similar to the form of Confidential Disclosure Agreement previously delivered to Corvas, and (ii) all current and former consultants and independent contractors to VGI have executed and delivered to VGI an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially similar to the form of Confidential Disclosure Agreement.

    2.10 CONTRACTS.

         (a) Part 2.10 of the Disclosure Schedule identifies all VGI Contracts, including any insurance policies.

         (b) Except as set forth in Part 2.10 of the Disclosure Schedule, VGI has delivered to Corvas accurate and complete copies of all written VGI Contracts including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each VGI Contract that is not in written form. Except as set forth in Part 2.10 of the Disclosure Schedule, each VGI Contract is valid and in full force and effect, and, to the best of the knowledge of VGI and the Stockholders, is enforceable by VGI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c) Except as set forth in Part 2.10 of the Disclosure Schedule, and to the best knowledge of VGI and the Stockholders:

              (i) VGI has not materially violated or materially breached, or committed any material default under any VGI Contract, and, to the best of the knowledge of VGI and the Stockholders, no other Person has materially violated or materially breached, or committed any material default under, any VGI Contract;

                                         13.

             (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or material breach of any of the provisions of any VGI Contract, (B) give any Person the right to declare a default or exercise any material remedy under any VGI Contract, (C) give any Person the right to accelerate the maturity or performance of any VGI Contract, or (D) give any Person the right to cancel, terminate or modify any VGI Contract;

            (iii) VGI has not received any notice or other communication regarding any actual or possible material violation or material breach of, or material default under, any VGI Contract; and

             (iv) VGI has not waived any of its material rights under any VGI Contract.

         (d) No Person is renegotiating, or has a right pursuant to the terms of any VGI Contract to renegotiate, any amount paid or payable to VGI under any VGI Contract or any other material term or provision of any VGI Contract.

         (e) The VGI Contracts collectively constitute all of the Contracts necessary to enable VGI to conduct its business in the manner in which its business is currently being conducted.

         (f) VGI has no noncompleted milestones or deliverables under VGI Contracts.

    2.11 LIABILITIES. VGI has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for liabilities identified on Part 2.11 of the Disclosure Schedule or liabilities incurred in the ordinary course of business.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part 2.12 of the Disclosure Schedule, VGI is, and has been at all times since inception, been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on VGI. VGI has not received any notice or other communication from any Governmental Body regarding any violation of, or failure to comply with, any Legal Requirement.

    2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by VGI, and VGI has delivered to Corvas accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in

                                         14.

Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable VGI to conduct its business in the manner in which its business is currently being conducted.

    2.14 TAX MATTERS.

         (a) Except as set forth on Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of VGI with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "VGI Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on VGI Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. VGI has delivered to Corvas accurate and complete copies of all VGI Returns filed since VGI's inception which have been requested by Corvas.

         (b) No VGI Return relating to income Taxes has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of VGI Returns has been granted (by VGI or any other Person), and no such extension or waiver has been requested from VGI.

         (c) No claim or Proceeding is pending or has been threatened against or with respect to VGI in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by VGI with respect to any Tax. There are no liens for Taxes upon any of the assets of VGI except liens for current Taxes not yet due and payable. VGI has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

         (d) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of VGI that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. VGI is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         (e) [THIS SECTION TO BE REVISED IF VGI'S STATUS AS AN S CORPORATION HAS TERMINATED AS OF THE DATE OF THIS AGREEMENT.] Since July 1, 1996, VGI has been an S corporation within the meaning of Section 1361(a)(1) of the Code and has used the

                                         15.

calendar year as its taxable year. Since July 1, 1996, VGI has not conduced any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax, except that VGI is subject to taxation under the Delaware state franchise tax laws. VGI and its Stockholders have not taken any action which will result in (i) the termination or revocation prior to the consummation of the Merger of VGI's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or (ii) the imposition of a tax on VGI under the provisions of Section 1374 of the Code. VGI is not a party to any agreement or arrangement with its Stockholders to make distributions to its Stockholders to pay any tax imposed on the Stockholders, except as described in
Part 2.14(e) of the Disclosure Schedule.

    2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         Except as set forth in Part 2.15 of the Disclosure Schedule:

         (a) VGI has no employees and has had no employees since its inception and VGI is not obligated to any person to pay or provide salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by VGI for the benefit of any employee of VGI ("Employee").

         (b) VGI does not maintain, sponsor or contribute to, and, to the best of the knowledge of VGI and the Stockholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan") or under any employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) (the "Welfare Plan"), including any multi-employer plan (within the meaning of Section 3(37) of ERISA).

         (c) VGI is not required to be, and, to the best of the knowledge of VGI and the Stockholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. VGI has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. VGI has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without

                                         16.

regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

         (d) VGI does not have any plan or commitment to create any Plan, Welfare Plan or any Pension Plan.

         (e) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former officer or director of VGI (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         (f) VGI is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

    2.16 ENVIRONMENTAL MATTERS. VGI is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by VGI of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, necessary for the conduct of its business as presently conducted. VGI has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that VGI is not in compliance with any Environmental Law. All Governmental Authorizations currently held by VGI pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

    2.17 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.17 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since inception of VGI had, any direct or indirect material interest in any material asset used in

                                         17.

or otherwise relating to the business of VGI; (b) no Related Party is, or has at any time since inception of VGI been, indebted to VGI; (c) since inception of VGI, no Related Party has entered into, or has had any direct or indirect material financial interest in, any material Contract, transaction or business dealing involving VGI; (d) no Related Party is competing, or has at any time since inception of VGI competed, directly or indirectly, with VGI (other than to the extent research completed by Drs. Schnitzer and Jacobson in their laboratories prior to the date of the Option Agreement is deemed competition); and (e) no Related Party has any claim or right against VGI (other than rights to receive compensation for services performed as an employee of VGI or to receive reimbursement for expenses). (For purposes of the Section 2.17 each of the following shall be deemed to be a "Related Party": (i) each of the Stockholders; (ii) each individual who is, or who has at any time since inception been, an officer of VGI; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than VGI) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

    2.18 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 2.18 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of VGI and the Stockholders) no Person has threatened to commence any Legal Proceeding:
(i) against VGI or any of the material assets owned or used by VGI or any Person whose liability VGI has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of VGI and the Stockholders, except as set forth in Part 2.18 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as set forth in Part 2.18 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against VGI.

         (c) There is no order, writ, injunction, judgment or decree to which VGI, or any of the assets owned or used by VGI, is specifically subject. None of the Stockholders is subject to any order, writ, injunction, judgment or decree that specifically relates to VGI's business or to any of the assets owned or used by VGI. To the best of the knowledge of VGI and the Stockholders, no officer or other employee of VGI is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other

                                         18.

employee from engaging in or continuing any conduct, activity or practice relating to VGI's business.

    2.19 AUTHORITY; BINDING NATURE OF AGREEMENT. VGI has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by VGI of this Agreement have been duly authorized by all necessary action on the part of VGI and its board of directors. This Agreement constitutes the legal, valid and binding obligation of VGI, enforceable against VGI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.20 NON CONTRAVENTION; CONSENTS. Except as set forth in Part 2.20 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of VGI's certificate of incorporation or bylaws, or (ii) any resolution adopted by VGI's stockholders, VGI's board of directors or any committee of VGI's board of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which VGI, or any of the assets owned or used by VGI, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by VGI or that otherwise relates to VGI's business or to any of the assets owned or used by VGI;

         (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any material provision of any VGI Contract or give any Person the right to (i) declare a default or exercise any remedy under any such VGI Contract, (ii) accelerate the maturity or performance of any material provision of such VGI Contract, or (iii) cancel, terminate or modify any such VGI Contract; or

         (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by VGI (except for minor liens that will

                                         19.

not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of VGI).

         (f) Except as set forth in Part 2.20 of the Disclosure Schedule, VGI is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.21 FULL DISCLOSURE.

         This Agreement (including the Disclosure Schedule) does not, and the Stockholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any fact material or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

    2.22 NO OTHER WARRANTIES.

         Notwithstanding any other provision contained herein, in the Option Agreement or in the R&D Agreement, Corvas acknowledges that drug discovery and development is an inherently risky undertaking and that neither VGI nor the Stockholders can assure Corvas that any drug candidate will ever be discovered, that any drug candidate which is discovered will ever be developed, or that VGI's Proprietary Assets will prove to be commercially valuable. VGI MAKES NO REPRESENTATIONS OR WARRANTIES OTHER THAN THE REPRESENTATIONS AND WARRANTIES
CONTAINED IN SECTION 2 OF THIS AGREEMENT.    SPECIFICALLY, VGI DOES NOT WARRANT
THAT ITS PROPRIETARY ASSETS WILL PERFORM FOR THEIR INTENDED PURPOSE OR FOR ANY PURPOSE AT ALL. VGI DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO THE PROPRIETARY ASSETS, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.  REPRESENTATIONS AND WARRANTIES OF CORVAS AND MERGER SUB

    Corvas and Merger Sub jointly and severally represent and warrant to and for the benefit of VGI and the Stockholders as follows:

                                         20.

    3.1  SEC Filings; Financial Statements.

         (a) Corvas has delivered to VGI accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Corvas with the SEC between _________________ [date that is one year prior to the date of execution], and the date of this Agreement (the "Corvas SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Corvas SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Corvas SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b)  The consolidated financial statements contained in the Corvas SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Corvas and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Corvas and its subsidiaries for the periods covered thereby.

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Corvas and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Corvas and Merger Sub of this Agreement (including the contemplated issuance of Corvas Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Corvas and Merger Sub and their respective boards of directors. No vote of Corvas' stockholders will be needed to approve the Merger or issue the Corvas Common Stock except for matters requiring Stockholder Approval. This Agreement constitutes the legal, valid and binding obligation of Corvas and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.3 VALID ISSUANCE. The Corvas Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

                                         21.

    3.4 NON CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of Corvas' certificate of incorporation or bylaws, or (ii) any resolution adopted by Corvas' stockholders, Corvas' board of directors or any committee of Corvas' board of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Corvas, or any of the assets owned or used by Corvas, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Corvas which could reasonably relate to Corvas' use of the Proprietary Assets; or

         (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any material provision of any Corvas Contract which could have a Materially Adverse Effect on Corvas.

Corvas is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    3.5 COMPLIANCE WITH LEGAL REQUIREMENTS. Corvas is in substantial compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a material adverse effect on Corvas' business, condition, assets, liabilities, operations and financial performance, taken as a whole.

                                         22.

4.  ADDITIONAL COVENANTS OF THE PARTIES

    4.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. VGI shall (upon request) promptly deliver to Corvas a copy of each such filing made, each such notice given and each such Consent obtained by VGI. Corvas shall (upon request) promptly deliver to VGI a copy of each such filing made, each such notice given and each such Consent obtained by Corvas.

    4.2 VGI STOCKHOLDERS' MEETING. VGI shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "VGI Stockholders' Meeting").

    4.3  PUBLIC ANNOUNCEMENTS.

    Corvas and VGI agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be agreed upon by Corvas and VGI and thereafter each party shall be entitled to make or publish any public statement consistent with the contents thereof. Except as provided in the foregoing sentence, Corvas and VGI will jointly discuss and agree on any statement to the public regarding this Agreement or any aspect of this Agreement subject in each case to disclosure otherwise required by law or regulation as determined in good faith by Corvas and VGI. The principles to be observed by Corvas and VGI in such public disclosures will be: accuracy, compliance with applicable laws and regulations, the requirements for confidentiality, and the advantage a competitor of Corvas may gain from any public statements under this
Section 4.3.

    4.4 BEST EFFORTS. During the Pre Closing Period, (a) VGI and each Stockholder shall use their best efforts to cause the conditions set forth in
Section 5 to be satisfied on a timely basis, and (b) Corvas and Merger Sub shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

    4.5 NOTIFICATION AND UPDATES. If any event, condition, fact or circumstance that is required to be disclosed prior to the Closing requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a

                                         23.

change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then VGI shall promptly deliver to Corvas an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy of any of the representations and warranties made by VGI or any of the Stockholders in this Agreement, except that VGI may make updates with respect to any information that was omitted in good faith at the time the Disclosure Schedule was prepared that individually and in the aggregate is not material to the business, operations, assets, properties, liabilities, obligations or condition (financial or otherwise) of VGI and VGI may make such other changes to the Disclosure Schedule as are approved in advance by Corvas in its sole discretion.

    4.6 FIRPTA MATTERS. At the Closing, (a) VGI shall deliver to Corvas a statement (in such form as may be reasonably requested by counsel to Corvas) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) VGI shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

    4.7 RELEASES. At the Closing, each of the Stockholders shall execute and deliver to VGI a Release in the form attached hereto as Exhibit D.

    4.8 RESALE LIMITATIONS. Each of the Stockholders hereby covenants with Corvas that the number of shares sold or transferred in any manner by an individual Stockholder of Corvas Common Stock issued pursuant to this Agreement after the Closing Date shall not, during any three-month period, in the aggregate, exceed the number of shares equal to the lower of: (a) the number of shares such Stockholder is eligible to sell pursuant to the volume and other limitations set forth in Rule 144 promulgated under the Securities Act; and (b) ten percent (10%) of the Corvas Common Stock deemed held by such Stockholder as of the Effective Time.

5.  CONDITIONS PRECEDENT TO OBLIGATIONS OF CORVAS AND MERGER SUB

    The obligations of Corvas and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by VGI and the Stockholders in this Agreement and in each of the other agreements and instruments delivered to Corvas in connection with the transactions contemplated by this Agreement, as updated in accordance with the terms of this Agreement, shall have been accurate in all material respects as of the date of this Agreement, and shall be

                                         24.

accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

    5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that VGI and the Stockholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

    5.3 STOCKHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least 99% of the shares of VGI Common Stock entitled to vote with respect thereto.

    5.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.20 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

    5.5 AGREEMENTS AND DOCUMENTS. Corvas and VGI shall have received the following agreements and documents, each of which shall be executed by all required parties thereto:

         (a) Releases in the form attached as Exhibit D, executed by the Stockholders.

         (b)  Registration Rights Agreement in the form attached as Exhibit E.

         (c) confidential invention and assignment agreements, reasonably satisfactory in form and content to Corvas, executed by all employees and former employees of VGI and by all consultants and independent contractors and former consultants and former independent contractors to VGI who have not already signed such agreements (including the individuals identified in Part 2.9(e) of the Disclosure Schedule);

         (d) a legal opinion of Dysart, Dubick & Bagley, LLP, dated as of the Closing Date, substantially in the form of Exhibit F;

         (e) a legal opinion of Cooley, Godward, LLP, dated as of the Closing Date, substantially in the form of Exhibit G;

         (f) a certificate executed by the Stockholders and containing the representation and warranty of each Stockholder that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 5.1, 5.2, 5.3

                                         25.

and 5.4 have been duly satisfied in all material respects (the "Stockholders' Closing Certificate");

         (g) written resignations of all directors of VGI, effective as of the Effective Time; and

         (h) the Escrow Agreement in the form of Exhibit C executed by each Stockholder, the Stockholders' Agent, Corvas and VGI, and the Stock Powers referred to therein executed by each Stockholder.

    5.6 FIRPTA COMPLIANCE. VGI shall have filed with the Internal Revenue Service the notification referred to in Section 4.8(b).

    5.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted that makes consummation of the Merger illegal.

    5.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Corvas of any material right pertaining to its ownership of stock of the Surviving Corporation.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF VGI

    The obligations of VGI to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

    6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Corvas and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

    6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Corvas and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    6.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted that makes consummation of the Merger illegal.

                                         26.

    6.4 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Corvas of any material right pertaining to its ownership of stock of the Surviving Corporation.

7.  TERMINATION

    7.1  TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:
         (a) by Corvas at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

         (b) by VGI at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

         (c) by Corvas if the Closing has not taken place on or before 45 business days following the Option Exercise Date (other than as a result of any failure on the part of Corvas to comply with or perform any covenant or obligation of Corvas set forth in this Agreement or in any other agreement or instrument delivered to VGI);

         (d) by VGI if the Closing has not taken place on or before 45 business days following the Option Exercise Date (other than as a result of the failure on the part of VGI or any of the Stockholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Corvas); or

         (e)  by the mutual consent of Corvas and VGI.

    7.2 TERMINATION PROCEDURES. If Corvas wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c) or Section 7.1(e), Corvas shall deliver to VGI a written notice stating that Corvas is terminating this Agreement and setting forth a brief description of the basis on which Corvas is terminating this Agreement. If VGI wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(e), VGI shall deliver to Corvas a written notice stating that VGI is terminating this Agreement and setting forth a brief description of the basis on which VGI is terminating this Agreement.

    7.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither VGI nor Corvas shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement;

                                         27.

(b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; (c) VGI shall, in all events, remain bound by and continue to be subject to Section 8.1; (d) the Stockholders shall be entitled to exercise their Put Rights pursuant to the Option Agreement including, but not limited to, Section 6 thereof; and (e) the limitations of liability set forth in the Option Agreement shall apply.

8.  INDEMNIFICATION, ETC.

    8.1  SURVIVAL OF REPRESENTATIONS, ETC.

         (a) The representations and warranties made by the Stockholders (including the representations and warranties set forth in Section 2 (as updated in accordance with the terms of this Agreement) and the representations and warranties set forth in the Stockholders' Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Corvas Indemnitee (acting in good faith) delivers to any of the Stockholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Stockholders (and setting forth in reasonable detail the basis for such Corvas Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved, provided the Corvas Indemnitee pursues such resolution in good faith and with due diligence. All representations and warranties made by Corvas and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Corvas or Merger Sub with respect to such representations and warranties shall thereupon cease. Notwithstanding the foregoing, this provision is not intended to limit such rights and remedies any Stockholder may have under the Securities Act, the Exchange Act or any other law or rule applicable to the regulation of securities.

         (b) The representations, warranties, covenants and obligations of VGI and the Stockholders, and the rights and remedies that may be exercised by the Corvas Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Corvas Indemnitees or any of their Representatives.

         (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by VGI and the Stockholders in this Agreement. If Corvas elects to continue with the transactions contemplated by this Agreement, notwithstanding VGI or its Stockholders' written disclosure to Corvas of the existence of any inaccuracy or breach of the representations

                                         28.

and warranties of VGI and the Stockholders prior to the Closing and the good faith certification by VGI or its Stockholders as to the actual or contingent Damages to the extent subject to estimation, then the Corvas Indemnitees shall be deemed to have waived any claim for Damages (not including any claims for Damages as set forth in Section 5.6 of the Option Agreement) with respect only to the matters as disclosed.

    8.2  INDEMNIFICATION BY STOCKHOLDERS.

         (a)  From and after the Effective Time (but subject to Section
8.1(a)), the Stockholders, jointly and severally, shall hold harmless and indemnify each of the Corvas Indemnitees from and against, and shall compensate and reimburse each of the Corvas Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Corvas Indemnitees or to which any of the Corvas Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Stockholders' Closing Certificate; (ii) any breach of any covenant or obligation of VGI or any of the Stockholders (including the covenants set forth in Section 4 and the covenants in the Option Agreement); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Corvas Indemnitee for the purpose of enforcing any of its rights under this
Section 8).

         (b) The Stockholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Corvas Indemnitee) Corvas shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

    8.3  THRESHOLD; CEILING.

         (a) The Stockholders shall not be required to make any indemnification payment pursuant to Section 8.2(a) for any inaccuracy in or breach of any of their representations, covenants or obligations set forth herein until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Corvas Indemnitees, or to which any one or more of the Corvas Indemnitees has or have otherwise become subject, exceeds [ *** ] in the aggregate. If the total amount of such Damages exceeds [ *** ], then the Corvas Indemnitees shall be

                                         29.

                          * CONFIDENTIAL TREATMENT REQUESTED
entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding [ *** ]

         (b) Notwithstanding any other provision in this Agreement, the Stockholders shall not be personally liable for any Damages or any other liability incurred under this Agreement (except as set forth in Section 5.6 of the Option Agreement). The maximum liability of the Stockholders under this Agreement shall not exceed, and shall be paid solely from, the shares of Corvas Common Stock in the Escrow Fund except in the case of fraud. Corvas agrees that claims under Section 8.2 constitute the sole and exclusive remedy for any claim under any theory of contract, fiduciary duty, tort or otherwise, against VGI or its directors, officers, stockholders, employees, agents, and representatives, successors or permitted assigns, for any breach of this Agreement and that the shares of Corvas Common Stock in the Escrow Fund shall constitute the sole source of payment for any such Damages or liabilities. The parties acknowledge that this limitation on liability is part of a bargained for allocation of risk that is reflected in the Merger consideration.

    8.4 NO CONTRIBUTION. Each Stockholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Stockholders' Closing Certificate.

    8.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Corvas or against any other Person) with respect to which any of the Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Corvas Indemnitee pursuant to this
Section 8, Corvas shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel selected by Corvas and approved by VGI, which approval shall not be unreasonably withheld. If Corvas so proceeds with the defense of any such claim or Legal Proceeding:

         (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be recovered by Corvas from the Escrow Fund at any time;

         (b) each Stockholder shall make available to Corvas any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                                         30.

                         *  CONFIDENTIAL TREATMENT REQUESTED

         (c) Corvas shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent (as defined in Section 9.1); provided, however, that such consent shall not be unreasonably withheld. Consent may not be withheld if each Corvas Indemnitee against whom the claim has been made receives, as part of the settlement or compromise, an unconditional release relating to such claim.

Corvas shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Corvas or the Surviving Corporation; provided, however, that any failure on the part of Corvas to so notify the Stockholders' Agent shall not limit any of the obligations of the Stockholders under this
Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

    8.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN CORVAS. No Corvas Indemnitee (other than Corvas or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Corvas (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

9.  MISCELLANEOUS PROVISIONS

    9.1 STOCKHOLDERS' AGENT. The Stockholders hereby irrevocably appoint Harry E. Gruber as their agent for purposes of Section 8 (the "Stockholders' Agent"), and Harry E. Gruber hereby accepts his appointment as the Stockholders' Agent. Corvas shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Section 8, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders' Agent, as fully binding upon such Stockholder. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Stockholders, then the Stockholders shall, within ten business days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Corvas of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of Section 9 and this Section
10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Stockholders.

    9.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the

                                         31.

Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    9.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Corvas and its Representatives with respect to VGI's business (and the furnishing of information to Corvas and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; PROVIDED, HOWEVER, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of VGI (including all such fees, costs and expenses incurred prior to the date of this Agreement) is between $3,000 and $6,000 in the aggregate, 50% of any amount over $3,000 and under $6,000 shall be borne and paid by the Stockholders of VGI and any amount of such fees, costs and expenses over $6,000 shall be borne and paid by the Stockholders and not by VGI.

    9.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    9.5 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail (return receipt requested), by courier or express delivery service, or by facsimile, with the original by mail) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

              if to Corvas:

              Corvas International, Inc.
              3030 Science Park Road

                                         32.

              San Diego, California 92121
              Facsimile No.(619) 455-7895
              Attention: Corporate Secretary

              with a copy to:

              Cooley Godward LLP
              4365 Executive Drive, Suite 1100
              San Diego, California 92121-2128
              Facsimile No. (619) 453-3555
              Attn: M. Wainwright Fishburn, Jr., Esq.

         if to VGI, the Stockholders or the Stockholders' Agent:

              Harry E. Gruber, MD
              P.O. Box 675272
              Rancho Santa Fe, CA 92067
              Facsimile No:  (619) 756-8158

              with a copy to:

              Dysart, Dubick & Bagley, LLP
              701 B Street, Suite 1525
              San Diego, California 92101
              Facsimile No. (619) 699-6280
              Attn: Kevin M. Bagley, Esq.

    9.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 4.3, on and at all times after the Closing Date, each Stockholder and Corvas shall keep confidential, and shall not use or disclose to any other Person, any non public document or other non-public information in their possession that relates to the business of VGI or Corvas.

    9.7  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

    9.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    9.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                                         33.

    9.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

    9.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: VGI and its successors and assigns (if any); the Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Corvas and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: VGI; the Stockholders; Corvas; Merger Sub; the other Corvas Indemnitees (subject to Section 8.7); and the respective successors and assigns (if any) of the foregoing. No voluntary assignments by any Stockholder may be made without the express written consent of Corvas, which consent shall not be unreasonably withheld. No voluntary assignments by Corvas may be made without the express written consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. If a Corvas assignment would result in the Stockholders receiving stock other than Corvas Common Stock, the Stockholders' Agent's refusal to consent shall be deemed to be reasonable.

    9.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

    9.13 WAIVER.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                         34.

    9.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

    9.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    9.16 PARTIES IN INTEREST. Except for the provisions of Section 8, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns (if any).

    9.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Option Agreement executed on behalf of Corvas on and VGI on __________, 1997 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Option Agreement is terminated in accordance with its terms.

    9.18 NEGOTIATION OF DISPUTES. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Executive Officer of Corvas and the Stockholders' Agent for resolution. Such persons shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Executive Officer of Corvas and the Stockholders' Agent have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to arbitration as set forth in Section 9.19 below.

    9.19 ARBITRATION. Disputes that have not been successfully resolved pursuant to Section 9.18 above shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitration in La Jolla, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third

                                         35.

arbitrator, the third arbitrator shall be selected in accordance with the AAA rules. If a party fails to designate an arbitrator within the time limits set by the AAA rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at
issue in the dispute.   Each of the parties shall be entitled to conduct
discovery under the California Rules of Civil Procedure then in effect. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages in excess of any limitations set forth in this Agreement.

    9.20 CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                         36.

    The parties hereto have caused this Agreement to be executed and delivered as of ________________, 199_.

                                            CORVAS INTERNATIONAL, INC.,
                                              a Delaware corporation


                                            By:
                                               -------------------------------

                                            MERGER SUB ACQUISITION CORP.,
                                              a Delaware corporation


                                            By:
                                               -------------------------------


                                            VASCULAR GENOMICS INC.,
                                            a Delaware corporation


                                            By:
                                               -------------------------------


                                            STOCKHOLDERS:


                                            ----------------------------------
                                            Jan Schnitzer


                                            ----------------------------------
                                            Harry Gruber


                                            ----------------------------------
                                            Dennis Berman


                                            ----------------------------------
                                            Bruce Jacobson


                                            ----------------------------------
                                            Isaac Willis



                                         37.

Exhibit A     -    Stockholders

Exhibit B     -    Certain Definitions

Exhibit C          Form of Escrow Agreement

Exhibit D     -    Form of Release

Exhibit E     -    Form of Registration Rights Agreement

Exhibit F     -    Form of legal opinion of Dysart, Dubick & Bagley LLP

Exhibit G     -    Form of legal opinion of Cooley Godward LLP

                                      EXHIBIT A

                                 LIST OF STOCKHOLDERS



Jan Schnitzer
Harry Gruber
Dennis Berman
Bruce Jacobson
Isaac Willis

                                      EXHIBIT B

                                 CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit B):

    ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

    1. the sale, license, disposition or acquisition of all or a material portion of VGI's business or assets;

    2. the issuance, disposition or acquisition of (i) any capital stock or other equity security of VGI (other than common stock issued to employees of VGI, upon exercise of VGI Options or otherwise, in routine transactions in accordance with VGI's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of VGI (other than stock options granted to employees of VGI in routine transactions in accordance with VGI's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of VGI; or

    3. any merger, consolidation, business combination, reorganization or similar transaction involving VGI.

    AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

    CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    CORVAS CONTRACT. "Corvas Contract" shall mean any Contract: (a) to which Corvas is a party; (b) by which Corvas or any of its material assets is or may become bound or under which Corvas has, or may become subject to, any material obligation; or (c) under which Corvas has or may acquire any material right or interest.

                                          1.

    CORVAS INDEMNITEES.  "Corvas Indemnitees" shall mean the following Persons:
(a) Corvas; (b) Corvas' current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Stockholders shall not be deemed to be "Corvas Indemnitees."

    CORVAS STOCK PRICE. "Corvas Stock Price" shall mean the closing price of a share of Corvas Common Stock on the Nasdaq National Market, or on the exchange or interdealer quotation system on which the Corvas Common Stock is then traded or quoted, on the Closing Date.

    DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature (including expense incurred in defending against any of the foregoing).

    DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Corvas on behalf of VGI and the Stockholders.

    ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, VGI (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

                                          2.

    GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit or body and any court or other tribunal).

    LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel, but shall not include patent prosecutions not involving an administrative appeal or court actions.

    LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on VGI if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Stockholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on VGI's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

    OPTION.  "Option" shall mean the Option described in the Option Agreement.

    OPTION AGREEMENT. "Option Agreement" shall mean that certain Option Agreement dated as of June 29, 1997 by and among Corvas, VGI and the Stockholders.

    OPTION EXERCISE DATE. "Option Exercise Date" shall mean the Exercise Date of the Option, as described in the Option Agreement.

    PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

    PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of this Agreement through the Effective Time.

                                          3.

    PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    SEC.  "SEC" shall mean the United States Securities and Exchange Commission.

    SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

    STOCKHOLDER APPROVAL. "Stockholder Approval" shall mean any approval by the stockholders of Corvas, provided such approval is a Legal Requirement or required by a rule of the Nasdaq National Market.

    TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    VGI CONTRACT. "VGI Contract" shall mean any Contract: (a) to which VGI is a party; (b) by which VGI or any of its material assets is or may become bound or under which VGI has, or may become subject to, any material obligation; or
(c) under which VGI has or may acquire any material right or material interest.


                                          4.

    VGI PROPRIETARY ASSET. "VGI Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to VGI.

                                          5.

                                      EXHIBIT C

                                   ESCROW AGREEMENT


    AGREEMENT, made as of ________________ by and among Corvas International, Inc., a Delaware corporation ("Corvas"), John Crawford (the "Escrow Agent"), Harry Gruber ("Stockholders' Agent") and the stockholders set forth on the signature lines hereto (hereafter collectively called the "Stockholders") of Vascular Genomics Inc. a Delaware corporation (the "Company").


                                       RECITALS

    1. Corvas, the Stockholders and the Company are parties to an Option Agreement dated June ___, 1997 (the "Option Agreement"), pursuant to which: (a) a wholly owned subsidiary of Corvas may acquire all the Stockholders' Company stock in accordance with the terms of an Agreement and Plan of Merger Reorganization (the "Merger Agreement," the form of which is attached to the Option Agreement as Exhibit B); or (b) the Stockholders' may acquire Corvas Common Stock pursuant to certain Put Rights.

    2. Pursuant to the provisions of Article 8 of the Merger Agreement and Sections 8.2, 8.3 and 8.4 of the Option Agreement, the Stockholders have agreed to indemnify Corvas Indemnitees against certain liabilities, damages, losses, claims, demands, costs or expenses and are required to deliver in escrow to the Escrow Agent (i) shares of Corvas Common Stock valued at [ *** ] less the total dollar value of any claims for Damages under the Option Agreement that are accrued and paid to Corvas through an adjustment of the Put Price as set forth in Section 6.6 of the Option Agreement, or (ii) [ *** ] of the Fixed Shares (as defined in the Option Agreement) and that number of shares of Corvas Common Stock equal to [ *** ] of the Dollar Amount (as defined in the Option Agreement) prior to any adjustment pursuant to Section 8.4(a) of the Option Agreement, less the actual dollar amount of any adjustment made pursuant to Section 8.4(a) of the Option Agreement, with the Corvas Common Stock valued at the same price used to calculate the Subsequent Shares (as defined in the Option Agreement); provided, however, that in the event the Stockholders are to receive cash, or a combination of cash and stock, as consideration for their shares of VGI Common Stock, then the composition of the Escrow Fund shall correspond therewith so that the Escrow Fund shall consist of cash or a combination of cash and stock of equal value to the consideration that would otherwise have been deposited in the Escrow Fund if all of the consideration were stock.

    3. All capitalized terms in this Escrow Agreement shall have the meanings set forth herein or in the Option Agreement and Merger Agreement.

    Accordingly, it is hereby mutually agreed as follows:

                                          1.

                          * CONFIDENTIAL TREATMENT REQUESTED

                                      ARTICLE I
                             CREATION OF THE ESCROW FUND

    1.01 THE MERGER AND OPTION AGREEMENT. The Escrow Agent hereby acknowledges receipt of copies of the Option Agreement and the Merger Agreement but, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect thereto. The Stockholders have agreed in the Option Agreement (in the case of the exercise of the Put Rights) and in the Merger Agreement to indemnify and hold Corvas Indemnitees harmless from and against Damages. The Stockholders hereby grant Corvas a security interest in the Escrow Fund to secure the payment of any indemnification obligations, subject to the limitations, and in the manner provided, in this Agreement.

    1.02 RECEIPT OF ESCROW SHARES. The Escrow Agent hereby acknowledges the receipt of Corvas Common Stock of certificates representing the number of shares of Corvas Common Stock listed under the column "Escrow Shares" on Appendix A hereto issued in the name of the Escrow Fund for the benefit of the Stockholders designated in such Appendix A, together with duly executed stock powers endorsed in blank (with medallion signature guarantees) as to the Escrow Shares and cash in the amount of $_________. Any release of Escrow Shares or cash shall be allocated among the Stockholders in proportion to the Escrow Shares issued in their respective names.

The term "Escrow Shares" shall refer to such shares, together with any additional shares delivered to Escrow Agent hereunder, less any Escrow Shares delivered to Corvas or the Stockholders pursuant to the terms hereof. The Escrow Shares and any cash held by the Escrow Agent shall constitute the Escrow Fund.

    1.03 CREATION OF ESCROW. The Escrow Agent agrees to hold the Escrow Fund in escrow in the names of the respective Stockholders until such time as it is required to deliver the cash or Escrow Shares as herein provided.

    1.04 ADDITIONS TO ESCROW FUND. The Stockholders agree that, in the event at any time during which the Escrow Agent holds any of the Escrow Shares, Corvas shall make any distribution with respect to Corvas Common Stock by way of stock dividend, stock split, recapitalization, reclassification or corporate reorganization, they will immediately thereafter deposit with the Escrow Agent such number of additional shares of Corvas Common Stock or any other securities or property (other than ordinary cash dividends, which shall be paid directly to the Stockholders) resulting from such distribution, as they may receive in connection therewith and as may be attributable to the Escrow Shares. The Escrow Agent agrees to hold all such additional shares, or other securities or property so deposited, in the same manner and subject to the same conditions as is herein provided for the Escrow Shares. Each Stockholder irrevocably directs Corvas, and any paying agent or exchange agent, to deliver certificates representing all such additional shares or securities and to deliver such property directly to the Escrow Agent as aforesaid. Each Stockholder agrees to deliver blank stock powers completed in the same manner as provided in section
1.02 hereof to the Escrow Agent as to such shares

                                          2.

simultaneously with any such deposit with, and promptly after any such direct delivery to, the Escrow Agent.

    1.05 OWNERSHIP RIGHTS. Notwithstanding any other provision hereof, as long as any Escrow Shares are held by the Escrow Agent, the Stockholders shall be entitled at all times to vote and to give waivers and consents with respect to the Escrow Shares held by the Escrow Agent. The interest of the Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law.

                                      ARTICLE II
                             DISTRIBUTION OF ESCROW FUND

    2.01 DISTRIBUTIONS. The Escrow Agent will distribute and deliver the Escrow Fund immediately upon the occurrence of any of the following events and in the manner hereinafter provided:

    (a) Immediately upon receipt from Corvas of a written notice that a specified amount of cash and/or number of Escrow Shares held by the Escrow Agent are to be delivered to the Stockholders, or any of them, such cash and number of shares shall be so delivered and the accounts of each Stockholder receiving a distribution shall be reduced accordingly.

    (b) Upon the receipt of a certificate signed jointly by Corvas and the Stockholders' Agent that a Corvas Indemnitee is entitled to payment in a stated amount on account of a claim or claims made by a Corvas Indemnitee pursuant to
Article III hereof ("Notice of Claim Allowance") or upon receipt of a Decision (as defined herein) which makes an award to a Corvas Indemnitee, the Escrow Agent shall deliver to such Corvas Indemnitee, in satisfaction of such claim, that amount of cash or, if the cash is insufficient, that number of whole Escrow Shares which shall be as nearly equal as may be practicable in Market Value (as defined herein) to the remaining amount of such payment. If the certificate designates that the payment is to be charged against some Stockholders, but not others, the accounts of each Stockholder so designated shall be reduced accordingly.

    (c) Notwithstanding the provisions set forth in subsection (b), in the event Corvas proceeds with the defense of a third party claim as set forth in
Section 8.5 of the Merger Agreement, then Corvas shall be entitled to recover such expenses from the Escrow Fund. Upon submission of appropriate documentation of such expenses by Corvas to the Escrow Agent, the Escrow Agent shall deliver to Corvas that amount of cash or, if the cash is insufficient, that number of whole Escrow Shares which shall be as nearly equal as may be practicable in Market Value (as defined herein) to the remaining amount of such payment.

    (d) On the first anniversary of the Effective Time or the exercise of the Put Rights, as the case may be, (the "Termination Date") if the Escrow Agent shall hold in the Escrow Fund Escrow Shares having a Market Value determined as of the Termination Date (plus cash in the Escrow Fund) in excess of one hundred twenty percent (120%) of any amount set forth in a claim or claims, if any, of Corvas Indemnitees filed pursuant to Article III, the Escrow Agent shall

                                          3.

deliver to the Stockholders that number of whole Escrow Shares which shall be as nearly equal as may be practicable in Market Value (as defined herein) to the amount of such excess. If the Market Value of the Escrow Shares is insufficient to account for such excess, cash in the remaining amount shall also be distributed to the Stockholders. In the event no such claim has theretofore been filed, the Escrow Agent shall at that time without further written instructions from any of the parties to this Agreement deliver all the Escrow Fund to the Stockholders in accordance with their respective interests therein.

    (e)  Upon the disposition of any claim or claims filed by Corvas
Indemnitees pursuant to Article III in respect to which Escrow Shares have been retained pursuant to subsection (d) above, Corvas shall thereafter promptly deliver to the Escrow Agent a written direction to deliver to the Stockholders such number of Escrow Shares such that the remaining Escrow Fund has a Market Value determined on Termination Date equal to one hundred twenty percent (120%) of any amount set forth in any remaining claim or claims of Corvas Indemnitees for which Escrow Funds have been retained pursuant to subsection (d) above. If the Market Value of the Escrow Shares is insufficient to make the required distribution, cash from the Escrow Fund in the remaining amount shall also be
distributed to the Stockholders.   The Escrow Agent's sole responsibility with
respect to any claims filed by Corvas Indemnitees pursuant to Article III shall be to distribute the Escrow Fund in accordance with the terms of this Agreement.


    (f) Each delivery of shares or cash to the Stockholders or Corvas Indemnitees pursuant to subsections (a) through (e) above shall be in proportion to the ratio that the number of Escrow Shares originally contributed to the Escrow Fund by such Stockholder bears to the total number of Escrow Shares originally contributed to the Escrow Fund or in such other proportions as may be directed in writing by the Stockholders. Distribution of Escrow Shares shall be determined in the case of each Stockholder to the nearest whole share.

    2.02 MARKET VALUE. As used herein, "Market Value" shall be determined as the average of the closing prices of Corvas Common Stock on the Nasdaq National Market (or the primary market on which Corvas Common Stock is then traded) for the 20 days immediately before (but excluding) the date on which the Escrow Shares are delivered to Corvas in satisfaction of a claim.

                                     ARTICLE III
                                        CLAIMS

    3.01 NOTICE OF CLAIM. During the term of this Agreement, if a Corvas Indemnitee shall incur or receive notice of the existence of any Damages, said Corvas Indemnitee shall promptly give written notice thereof containing a reasonably detailed description for the basis of the claim to the Stockholders' Agent and shall deliver a claim therefor to the Escrow Agent ("Notice of Claim"). Stockholders' Agent may at anytime deliver to Corvas a Notice of Claim Allowance specifying that all or a portion of the claim asserted in the Notice of Claim is approved by the Stockholders or notify Corvas of its good faith dispute of the such claim with a reasonably detailed description of the basis of the claim ("Disputed Claim"). If Stockholders' Agent fails to respond to any Notice of Claim, the claim will be deemed to be allowed.

                                          4.

    3.02 NEGOTIATION OF DISPUTED CLAIMS. A Disputed Claim shall be referred to the Chief Executive Officer of Corvas and Stockholders' Agent for resolution. The Chief Executive Officer of Corvas and Stockholders' Agent shall hold a meeting to attempt in good faith to negotiate a resolution of the Disputed Claim prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Executive Officer of Corvas and Stockholders' Agent have not succeeded in negotiating a resolution of the Disputed Claim, such Disputed Claim shall be submitted to arbitration as set forth in Section 3.03, below.

    3.03 ARBITRATION. Disputed Claims that have not been successfully resolved pursuant to Section 3.02 above shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitration in La Jolla, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the AAA rules. If a party fails to designate an arbitrator within the time limits set by the AAA rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be
knowledgeable in the subject matter at issue in the dispute.   Each of the
parties shall be entitled to conduct discovery under the California Rules of Civil Procedure then in effect. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) ("Decision"), which shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party, shall be delivered to the Escrow Agent. The rights and obligations of the parties to arbitrate any dispute relating to Disputed Claims shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not award any damages in excess of any limitations set forth in this Agreement.

                                      ARTICLE IV
                                    MISCELLANEOUS

    4.01 PRIORITY. It is the agreement and intent of Corvas and the Stockholders that the rights of Corvas and Corvas Indemnitees hereunder and the subjection of the Escrow Fund to this Agreement shall be prior and superior to any interest of any present or future creditor of the Stockholders in the Escrow Fund. If any portion of the Escrow Fund is at any time attached, garnished or levied upon under any court order, or the assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, judgment or

                                          5.

decree, it shall not be liable to anyone for so doing even though such order, writ, judgment or decree may subsequently be reversed, modified, annulled set aside or vacated. The Escrow Agent shall give prompt notice to the Stockholders and Corvas of receipt by it of any such order, writ, judgment or decree, but the Escrow Agent shall not be liable to anyone for failure or delay in giving such notice.

    4.02 RELIANCE. In fulfilling its obligations hereunder, the Escrow Agent may rely on any document reasonably believed by it to be genuine and it shall not be liable to Corvas or the Stockholders hereunder for any actions or failure to act on its part in good faith and shall be liable only in case of its own bad faith or willful misconduct or negligence. In addition, the Escrow Agent may retain legal counsel to advise it as to the performance of its duties hereunder.

    4.03 FEES AND EXPENSES. All fees and expenses of the Escrow Agent, including the reasonable fees of any counsel retained by Escrow Agent in connection herewith, shall be paid by Corvas. All reasonable expenses (including attorneys' fees) incurred by the Stockholders' Agent in connection with the performance of his duties hereunder shall be reimbursed to the Stockholders' Agent by the Stockholders.

    4.04 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail (return receipt requested), by courier or express delivery service, or by facsimile with the original by mail) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

              IF TO CORVAS:

              Corvas International, Inc.
              3030 Science Park Road
              San Diego, California 92121
              Facsimile No.(619) 455-7895
              Attention: Corporate Secretary

              WITH A COPY TO:

              Cooley Godward LLP
              4365 Executive Drive, Suite 1100
              San Diego, California 92121-2128
              Facsimile No. (619) 453-3555
              Attn: M. Wainwright Fishburn, Jr., Esq.

         IF TO THE STOCKHOLDERS OR THE STOCKHOLDERS' AGENT:

              Harry E. Gruber, MD
              P.O. Box 675272

                                          6.

              Rancho Santa Fe, CA 92067
              Facsimile No:  (619) 756-8158

              WITH A COPY TO:

              Dysart, Dubick & Agreement, LLP
              701 B Street, Suite 1525
              San Diego, California 92101
              Facsimile No. (619) 699-6280
              Attn: Kevin M. Bagley, Esq.

              IF TO THE ESCROW AGENT:

              John M. Crawford
              Chief Financial Officer
              Corvas International, Inc.
              3030 Science Park Road
              San Diego, California 92121
              Facsimile No.(619) 455-7895

    4.05 SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, successors and assigns.

    4.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                          7.

    IN WITNESS WHEREOF, Corvas, the Escrow Agent, and the Stockholders have caused this Escrow Agreement to be duly executed on the day and year first above written.


                                                 CORVAS INTERNATIONAL, INC.,
                                                   a Delaware corporation

                                                 By:
                                                    --------------------------

                                                 ESCROW AGENT


                                                 -----------------------------
                                                 John Crawford


                                                 STOCKHOLDERS' AGENT:


                                                 -----------------------------
                                                 Harry Gruber


                                                 STOCKHOLDERS:


                                                 -----------------------------
                                                 Jan Schnitzer


                                                 -----------------------------
                                                 Harry Gruber


                                                 -----------------------------
                                                 Dennis Berman


                                                 -----------------------------
                                                 Bruce Jacobson


                                                 -----------------------------
                                                 Issac Willis


                          SIGNATURE PAGE TO ESCROW AGREEMENT

                                      EXHIBIT D

                                   GENERAL RELEASE

         THIS GENERAL RELEASE ("General Release") is being executed and delivered as of ______________, 199__, on behalf of the parties identified on the signature page to this General Release (all of whom are referred to collectively as the "Stockholders," and each of whom is referred to individually as a "Stockholder") to and in favor of, and for the benefit of, VASCULAR GENOMICS INC., a Delaware corporation ("VGI") (formerly known as TopoGen Inc.) and the other Releasees (as defined in Section 2).

                                       RECITALS

         A. Contemporaneously with the execution and delivery of this General Release, the Stockholders are entering an Agreement and Plan of Merger and Reorganization dated as of _________, 199__ (the "Merger Agreement") with VGI and Corvas International, Inc, a Delaware corporation ("Corvas").

    B. VGI and Corvas have required, as a condition to consummating the transactions contemplated by the Merger Agreement, that the Stockholders execute and deliver this General Release.

    C. All capitalized terms shall have the meanings set forth herein or in the Merger Agreement.

                                      AGREEMENT

         For other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Stockholders), the Stockholders hereby covenant and agree as follows:

    1. RELEASE. Each Stockholder, for himself and for each of such Stockholder's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

    2.   DEFINITIONS.

         (a) The term "ASSOCIATED PARTIES," when used herein with respect to a Stockholder, shall mean and include: (i) such Stockholder's predecessors, successors, executors, administrators, heirs and estate; (ii) such Stockholder's past, present and future assigns, agents and representatives; (iii) each entity that such Stockholder has the power to bind (by such Stockholder's acts or signature) or over which such Stockholder directly

                                          1.

or indirectly exercises control; and (iv) each entity of which such Stockholder owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

         (b) The term "RELEASEES" shall mean and include: (i) VGI; (ii) each of the direct and indirect subsidiaries of VGI; (iii) each other affiliate of VGI; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iii)" of this sentence, other than the Stockholders.

         (c) The term "CLAIMS" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Stockholder in such Stockholder's capacity as a stockholder, director, officer or employee of VGI or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

         (d) The term "RELEASED CLAIMS" shall mean and include each and every Claim that (i) any Stockholder or any Associated Party of any Stockholder may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Stockholder's rights, if any, under the Merger Agreement, Option Agreement or Research and Development Agreement).

    3. CIVIL CODE SECTION 1542. Each Stockholder (a) represents, warrants and acknowledges that such Stockholder has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and
(b) hereby expressly waives the benefits thereof and any rights such Stockholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Stockholder also hereby waives the benefits of, and any rights such Stockholder may have under, any statute or common law principle of similar effect in any jurisdiction.

    4. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that:

                                          2.

         (a) such Stockholder has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

         (b) to the best of such Stockholder's knowledge, no other person or entity has any interest in any of the Released Claims;

         (c) no Associated Party of such Stockholder has or had any Claim against any of the Releasees;

         (d) to the best of such Stockholder's knowledge, no Associated Party of such Stockholder will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

         (e) this General Release has been duly and validly executed and delivered by such Stockholder;

         (f) this General Release is a valid and binding obligation of such Stockholder and such Stockholder's Associated Parties, and is enforceable against such Stockholder and each of such Stockholder's Associated Parties in accordance with its terms;

         (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Stockholder under this General Release;

         (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Stockholder or any of such Stockholder's Associated Parties is a party or by which such Stockholder or any of such Stockholder's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Stockholder or any of such Stockholder's Associated Parties is subject; and

         (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Stockholder or any of such Stockholder's

                                          3.

Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

    5.   MISCELLANEOUS.

         (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Stockholders and Releasees relating to the subject matter hereof.

         (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Stockholder, then the unenforceability of such provision or part thereof against such Stockholder shall not affect the enforceability thereof against any other Stockholder. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

         (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

         (d) Disputes relating to this General Release or the enforcement of any provision of this General Release shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations in La Jolla, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the AAA rules. If a party fails to designate an arbitrator within the time limits set by the AAA rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at
issue in the dispute.   Each of

                                          4.

the parties shall be entitled to conduct discovery under the California Rules of Civil Procedure then in effect. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this General Release or the grounds for the termination thereof, shall survive the expiration or termination of this General Release for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages.

         (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (f) Each Stockholder shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

         (g) If any arbitration procedure relating to this General Release or the enforcement of any provision hereof is initiated by any Stockholder or Releasee pursuant to Section 5(d), the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

         (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Stockholder who executes this General Release, regardless of whether any of the other Stockholders executes this General Release.

         (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

                                          5.

         (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

    IN WITNESS WHEREOF, the Stockholders have caused this General Release to be executed as of the date first above written.

                                  STOCKHOLDERS:



                                  __________________________
                                  Jan Schnitzer


                                  __________________________
                                  Harry Gruber


                                  __________________________
                                  Dennis Berman


                                  __________________________
                                  Bruce Jacobson


                                  __________________________
                                  Isaac Willis

                                          6.

                                      EXHIBIT E

                            REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is entered into as of the ____ day of ________, 19__, by and among Corvas International, Inc., a Delaware corporation (the "Company"), and the Stockholders of Vascular Genomics Inc. ("VGI") (formerly known as TopoGen Inc.) as set forth on the signature page (the "Stockholders").

                                       RECITALS

         WHEREAS, on June ___, 1997, the Company and VGI entered into an Option Agreement (the "Option Agreement") pursuant to which (i) VGI and the Stockholders granted to the Company an exclusive option to acquire VGI (the "Option") through a tax-deferred merger pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") and for the consideration set forth in the Option Agreement, and (ii) the Company granted rights to the Stockholders to acquire shares of the Company's Common Stock in the event the Option was not exercised (the "Put Rights").

    WHEREAS, the Company agreed in the Merger Agreement, among other things, to provide the Stockholders with certain registration rights with respect to the shares issuable to the Stockholders upon exercise of the Option or the Put Rights; and

    WHEREAS, the Company desires to grant such registration rights on the terms and conditions set forth herein.

    NOW, THEREFORE, the parties mutually agree as follows:

1.  GENERAL

    1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

    "Holder" means any person owning of record Registrable Securities.

    "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

    "Registrable Securities" means (i) Common Stock of the Company issued or issuable to the Stockholders upon the Company's exercise of the Option and consummation of the merger as contemplated by the Merger Agreement or upon exercise

                                          1.

by the Stockholders of their Put Rights; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

    "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, other than the Selling Expenses.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, as well as fees and disbursements of legal counsel for the selling Holders.

    "SEC" or "Commission" means the Securities and Exchange Commission.

2.  PIGGYBACK REGISTRATION RIGHTS

    2.1 NOTICE OF PIGGYBACK REGISTRATION AND INCLUSIONS OF REGISTRABLE SECURITIES. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of Company securities (but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.


                                          2.

    2.2  UNDERWRITING IN PIGGYBACK REGISTRATION.

         (a) NOTICE OF UNDERWRITING IN PIGGYBACK REGISTRATION. If the registration statement under which the Company gives notice under this Section
2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities as a part of the written notice given pursuant to Section
2.1. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.2 and the Company shall have the right to delay or terminate an offering in its sole discretion.

         (b) MARKETING LIMITATION IN PIGGYBACK REGISTRATION. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the holders of the Company's securities who have requested to be included in such registration pursuant to the piggy-back registration provisions of agreements entered by the Company prior to the date of the Option Agreement ("Prior Agreements") and who hold priority rights pursuant to such Prior Agreements; third, to the Holders and to any other holders of the Company's securities who have requested to be included in such registration pursuant to the piggy-back registration provisions of Prior Agreements and who do not hold priority rights pursuant to such Prior Agreements on a pro rata basis; and fourth, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting and any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.

    2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration under Section 2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

    2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                                          3.

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of any Holder requesting registration of his Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration,

                                          4.

in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

    2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of this Agreement. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

    2.6  DELAY OF REGISTRATION; FURNISHING INFORMATION.

         (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

    2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2:

         (a) COMPANY'S INDEMNIFICATION OF HOLDERS. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement,

                                          5.

including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any other federal law, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act, any other federal law or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration by such Holder, or any partner, officer, director, underwriter or controlling person of such Holder.

         (b) HOLDER INDEMNIFICATION OF COMPANY. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder, or any partner, officer, director, underwriter or controlling person of such Holder, under an instrument duly executed by such Holder, or any partner, officer, director, underwriter or controlling person of such Holder and stated to be specifically for inclusion in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or any partner, officer, director or controlling person of such Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the

                                          6.

indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder.

         (c) INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

         (d)  CONTRIBUTION.  If the indemnification provided for in this
Section 2.7 is held by an arbitration decision to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                          7.

         (e) CONDITION TO INDEMNITY. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

    2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities may be assigned by a Holder to a transferee or assignee of Registrable Securities which is (i) a subsidiary, parent, general partner or limited partner of a Holder, or (ii) acquires at least 50,000 shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement..

    2.9 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

    2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Investor of the Company's voting securities shall not sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                                          8.

3.  MISCELLANEOUS

    3.1 GOVERNING LAW. This Agreement shall be governed in all respects under the laws of the State of California.

    3.2  CONFIDENTIALITY OF RECORDS.

    (a) Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Except as permitted under subsection 3.2(b) below, each Investor agrees to use its best efforts not to disclose such Confidential Information to any third parties. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information": means any information, technical data, or know-how, including, but not limited to, the Company's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

    (b) Confidential Information does not include information, technical data or know-how which (i) is in the Investor's possession at the time of disclosure as shown by Investor's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; or (iii) is approved for release by written authorization of Company. The provisions of this Section shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to an Investor's employees, counsel, accountants or other professional advisors; (iv) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor's rights or interest against the Company, whether under this Agreement or otherwise; or (v) to the disclosure of Confidential Information to a prospective transferee of securities which agrees to be bound by the provisions of this Section in connection with the receipt of such Confidential Information.

                                          9.

    3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

    3.4 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    3.5 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities; provided, however, that parties may be added to this Agreement without the written consent of the holders of the Registrable Securities. The rights of a party hereto may be waived only with the written consent of that party.

    3.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

    3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile (with a hard copy to follow by U.S. mail) if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the

                                         10.

signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

    3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

    3.9  ARBITRATION.  Disputes relating to this Agreement or the enforcement of any provision of this Agreement shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations in La Jolla, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the AAA rules. If a party fails to designate an arbitrator within the time limits set by the AAA rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at
issue in the dispute.   Each of the parties shall be entitled to conduct
discovery under the California Rules of Civil Procedure then in effect. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not award any damages in excess of any limitations set forth in this Agreement.

    3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                         11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                       COMPANY:

                                       CORVAS INTERNATIONAL, INC.



                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                       STOCKHOLDERS:



                                       -------------------------------------
                                       Jan Schnitzer


                                       -------------------------------------
                                       Harry Gruber


                                       -------------------------------------
                                       Dennis Berman


                                       -------------------------------------
                                       Bruce Jacobson


                                       -------------------------------------
                                       Isaac Willis











                            REGISTRATION RIGHTS AGREEMENT

                                      EXHIBIT F

                   FORM OF OPINION OF DYSART, DUBICK & BAGLEY, LLP

         1. VGI has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware. VGI has no subsidiaries.

         2. VGI has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect its assets, financial condition or operations.

         3. All corporate action on the part of VGI, its Board of Directors and stockholders necessary for the authorization, execution, delivery and performance of the Merger Agreement, Certificate of Merger and Escrow Agreement (collectively, the "Agreements") and the consummation of the transactions contemplated therein has been taken. The Agreement and Certificate of Merger have been duly and validly authorized, executed and delivered by VGI, and the Escrow Agreement has been duly and validly authorized, executed and delivered [by VGI] and the VGI Stockholders. Each of the Agreements (with respect to VGI) and the Escrow Agreement (with respect to the VGI Stockholders) constitutes the valid and binding agreement of VGI and the VGI Stockholders enforceable against VGI and the VGI Stockholders, respectively, in accordance with their terms, except as rights to indemnity under Section 8 of the Agreement or Section 2(b) of the Escrow Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4. Immediately prior to the Effective Time of the Merger, the authorized capital stock of VGI consisted of 3,000,000 shares of Common Stock of which 1,020,408 shares were issued and outstanding. The outstanding shares of capital stock of VGI have been duly authorized, validly issued, fully paid and nonassessable. To the best of our knowledge, there are no outstanding subscriptions, options, warrants, rights to convert, capital stock equivalents, stock appreciation rights or other rights to purchase or otherwise acquire any of VGI's capital stock or other securities, or rights under phantom stock plans or similar plans or arrangements except for Corvas' rights under the Merger Agreement.

                                          1.

         5. The execution and delivery of the Agreements by VGI and the consummation of the transactions contemplated thereby do not violate any provision of its Certificate of Incorporation or Bylaws, do not constitute a default under the provisions of any material agreement known to us to which VGI is a party or by which it is bound and, do not violate or contravene (a) any governmental statute, rule or regulation applicable to VGI, or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against VGI and of which we are aware, the violation or contravention of which would materially and adversely affect VGI, its assets, financial condition or operations.

         6. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against VGI before any court or administrative agency that questions the validity of the Agreements or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of VGI.

         7. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the consummation by VGI or the VGI Stockholders of the transactions contemplated by the Agreements have been made or obtained.

         8. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Merger will be effective with the effect stated in the Certificate of Merger and Section 251 of the General Corporation Law of the State of Delaware.

                                          2.

                                      EXHIBIT G

                        FORM OF OPINION OF COOLEY GODWARD LLP

         1. Each of Corvas and MergerSub has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

         2. Each of Corvas and MergerSub has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the assets, financial condition or operations of Corvas or MergerSub, taken as a whole.

         3. All corporate action on the part of Corvas and its Board of Directors necessary for the authorization, execution, delivery and performance of the Merger Agreement and the Escrow Agreement and the consummation of the transactions contemplated therein has been taken. Each of the Agreement and the Escrow Agreement has been duly and validly authorized, executed and delivered by Corvas and constitutes a valid and binding agreement of Corvas enforceable against Corvas in accordance with its terms, except as rights to indemnity under
Section 8 of the Agreement or Section 2(b) of the Escrow Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4. All corporate action on the part of MergerSub and its Board of Directors and stockholder necessary for the authorization, execution, delivery and performance of the Agreement and the consummation of the transactions contemplated therein has been taken. The Agreement has been duly and validly authorized, executed and delivered by MergerSub and constitutes a valid and binding agreement of MergerSub enforceable against MergerSub in accordance with its terms, except as rights to indemnity under the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         [5.   Immediately prior to the Effective Time of the Merger, the authorized capital stock of Corvas consisted of 50,000,000 shares of Common Stock, par value

                                          1.

$.001, of which ______________ shares of Common Stock were issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.001, of which 1,000,000 shares are designated Series A Preferred Stock, of which ___________ were issued or outstanding and 250,000 shares are designated Series B Preferred Stock, of which _____________ were issued and outstanding. MergerSub's authorized capital stock consists of _____ shares of Common Stock, par value $.01, all of which are outstanding and held by Corvas.] [To be eliminated if converted to cash deal.]

         6.   The shares of Corvas Common Stock issuable pursuant to Section
1.5 of the Merger Agreement have been duly authorized, and upon issuance and delivery thereof in accordance with the terms of the Merger Agreement, such shares will be validly issued, outstanding, fully paid and nonassessable.


         7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against Corvas or MergerSub before any court or administrative agency that questions the validity of the Agreements or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of Corvas or MergerSub.

         8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by Corvas and MergerSub of the transactions contemplated by the Agreement have been made or obtained, except for any filing with state blue sky authorities which filings are not required to be made prior to the Closing.

                                          2.

                                      EXHIBIT C


Corvas International, Inc.
3030 Science Park Road
San Diego, CA 92121

Ladies and Gentlemen:

The undersigned hereby makes the following certifications and representations with respect to the grant of the option to Corvas International, Inc. (the "Company") under that certain Option Agreement whereby the Company has the right to issue Common Stock of the Company in exchange for Common Stock of Vascular Genomics Inc., a Delaware corporation. The undersigned acknowledges that he has made an investment decision with regard to the granting of the option to the Company and the acquisition of Common Stock upon the Company's exercise of such option (the "Company Shares"). In connection therewith, the undersigned acknowledges receipt of (i) the Company's Annual Report on Form 10-K for the period ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997, (ii) the Company's 1996 Annual Report to Stockholders, (iii) the Notice and Proxy Statement for the Company's 1997 Annual Meeting of Stockholders, and (iv) a brief discussion of the Company's outstanding Capital Stock.

The undersigned represents and warrants that he is granting the option for the purpose of acquiring the Company Shares solely for its account for investment and not with a view to or for sale or distribution of said Company Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the option granted and the Company Shares issuable upon exercise of the option will be acquired for, and will be held for, his account only.

The undersigned understands that the Company Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Company Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding its representations, he has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such present intention.

The undersigned recognizes that the Company Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is

                                          1.

Corvas International, Inc.
Page 2


available. The undersigned recognizes that the Company has no obligation to register the Company Shares or to comply with any exemption from such registration, except as set forth in that certain Registration Rights Agreement to be executed concurrently with the Merger Agreement (as defined in the Option Agreement) entered following the Company's exercise of the option granted under the Option Agreement.

The undersigned is aware that the Company Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the Company Shares for at least one year.

The undersigned further agrees not to make any disposition of all or any part of the Company Shares being acquired in any event unless and until the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition (except that with respect to Section (2) below, the undersigned shall notify the Company's transfer agent and provide all documentation required by the Company's transfer agent) and:

    (1) The Company shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

    (2) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

    (3) The undersigned shall have furnished the Company with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such shares under the Act; or

    (4) The undersigned has furnished the Company with satisfactory evidence of compliance with Rule 144.

    The undersigned understands and agrees that all certificates evidencing the Company Shares to be issued to the undersigned may bear the following legends:

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE

                                          2.

Corvas International, Inc.
Page 3

    SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                                       Very truly yours,


                                       By
                                         -----------------------------------
                                              (Signature)

                                       Name
                                           ---------------------------------
                                       Title
                                            --------------------------------
                                                   (IF APPLICABLE)

                                       Date:  June 29, 1997






                                          3.

                                      EXHIBIT D

                               RESEARCH AND DEVELOPMENT
                                      AGREEMENT






                    (Filed with this Form 10-Q as Exhibit 10.61)